April [•], 2013

TO THE SHAREHOLDERS OF
SEACOAST BANKING CORPORATION OF FLORIDA:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida, which will be held at the Wolf Technology Center, 2400 S.E. Salerno Road, Stuart, Florida, on Thursday, May 23, 2013, at 3:00 P.M., Local Time.

Details regarding the business to be conducted at the meeting are described in the Notice of Internet Availability of Proxy Materials (“Notice”) you received in the mail and in this proxy statement. We have also made available a copy of our 2012 Annual Report which we encourage you to read. The Annual Report includes our audited financial statements and provides information about our business.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “Notice and Access” rules. We are continually focused on improving the ways people connect with information, and believe that providing our proxy materials over the internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact of our annual meeting. You may also request to receive a printed or emailed set of proxy materials. If you want more information, please see the “Questions and Answers” section of this proxy statement.

Your vote is important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone. You also may vote your shares by requesting a paper proxy card and completing, signing and returning it by mail. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail. By voting prior to the meeting, you will help ensure that we have a quorum and that your preferences will be expressed on the matters that are being considered. If you are able to attend the meeting, you may vote your shares in person, even if you have previously voted by another means.

Thank you for your ongoing support. We look forward to your participation in our annual meeting.

Sincerely,

Dennis S. Hudson, III
Chairman & Chief Executive Officer

815 Colorado Avenue Stuart, Florida 34994

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 23, 2013

Notice is hereby given that the 2013 Annual Meeting of Shareholders of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) will be held at the Wolf Technology Center, 2400 S.E. Salerno Road, Stuart, Florida, on Thursday, May 23, 2013, at 3:00 P.M., Local Time (collectively, with any adjournments or postponements, the “Annual Meeting”), for the following purposes:

1.	Election of Directors. To re-elect four Class II directors (“Proposal 1”);

2.	Approval and Adoption of the Seacoast 2013 Incentive Plan. To consider and act upon a proposal to approve and adopt the Seacoast 2013 Incentive Plan, reserving for issuance 6,500,000 shares of Common Stock for such purpose (“Proposal 2”);

3.	Ratification of Appointment of Independent Auditor. To ratify the appointment of KPMG LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2013 (“Proposal 3”);

4.	Reverse Stock Split Extension. To approve an extension of the time frame from May 23, 2013 to May 22, 2014 in which our Board of Directors is permitted to (i) effect a reverse stock split of our Common Stock at one of two reverse split ratios, 1-for-5 or 1-for-10, as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the Board of Directors (“Proposal 4”);

5.	Advisory (Non-binding) Vote on Compensation of Named Executive Officers. To allow shareholders to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (“Proposal 5”);

6.	Advisory (Non-binding) Vote on Frequency of Holding Future Advisory Votes on Executive Compensation. To allow shareholders to vote on whether future votes on executive compensation such as the one in Proposal 5 should occur every year, every two years, or every three years (“Proposal 6”); and

7.	Other Business. To transact such other business as may properly come before the Annual Meeting.

The Proxy Statement explains these proposals in greater detail. We urge you to read these materials carefully.

Only shareholders of record and beneficial owners of the Company’s Common Stock as of the close of business on March 21, 2013 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to vote by internet or telephone, or by requesting a paper proxy card and completing, signing and returning it by mail.

By Order of the Board of Directors

Dennis S. Hudson, III
Chairman & Chief Executive Officer

April [•], 2013

YOUR VOTE IS VERY IMPORTANT.

Whether or not you plan to attend the meeting, please take the time to vote by following the telephone or internet voting procedures described on the notice mailed to you, or by requesting a paper proxy card and returning it promptly. If you attend the meeting, you may vote in person if you wish, even if you have previously voted, by revoking your proxy vote at any time prior to its exercise.

Table of Contents

QUESTIONS AND ANSWERS ABOUT THE PROXY SOLICITATION MATERIALS
AND THE PROXY SOLICITATION	1
Proxy Materials	1
Why am I receiving these proxy materials?	1
What is included in the proxy materials?	1
What information is contained in this proxy statement	1
Why did I receive a “Notice of the Internet Availability of Proxy Materials” but no proxy materials?	2
How can I access the proxy materials over the internet?	2
Will the Company use the Notice and Access method to furnish proxy materials to its shareholders in the future?	2
What if I wish to receive paper or email copies of the proxy materials?	2
Voting Information	3
What matters will be voted on at the Annual Meeting?	3
How do I vote (shareholder of record)?	3
What if my shares are held in street name?	4
How will my shares of stock held in Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan be voted?	4
How will my shares of Common Stock held in Seacoast’s Dividend Reinvestment and Stock Purchase Plan be voted?	4
What does it mean if I receive more than one proxy card or Notice?	4
What if I change my mind after I have voted?	5
How many shares must be present to hold the Annual Meeting?	5
What if a quorum is not present at the Annual Meeting?	5
What is the recommendation of the Board of Directors with regard to each proposal?	6
What options do I have in voting on each proposal?	6
What are the voting requirements with regard to each proposal?	6
What is “householding” and how does it affect me?	7
Who will pay the expenses of proxy solicitation?	7
Where do I find the voting results of the Annual Meeting?	7

PROPOSAL 1: ELECTION OF DIRECTORS	8
General	8
Manner for Voting Proxies	8
Nominees to be Elected at the Annual Meeting	9
Directors Whose Terms Extend Beyond the Annual Meeting	12
Non-Director Executive Officers	17

CORPORATE GOVERNANCE	19
Corporate Governance Framework	19
Board Independence	20
Board Leadership Structure	20
Director Nominating Process	21
Shareholder Communications	22
Corporate Governance Guidelines	22
Code of Conduct and Ethics	22
Board Meeting Attendance	23
Risk Oversight	23
Succession Planning & Management Development	23
Board Committees	24
Executive Officers	26
Management Stock Ownership	26

COMPENSATION DISCUSSION & ANALYSIS	27
Overview	27
Summary	27

i

Effect of Participation in the Capital Purchase Program	28
Compensation Philosophy and Objectives	30
Determining Executive Compensation	31
Elements of the 2012 Compensation Program for Executive Officers	32
Risk Analysis of Executive Compensation	35
Clawback Policies	35
Stock Ownership Guidelines	36
Impact of Deduction Limit	36
Results of Shareholder Advisory Vote on Executive Compensation	37

2012 COMPENSATION	38
Executive Compensation	38
2012 Summary Compensation Table	38
2012 Components of All Other Compensation Table	39
2012 Grants of Plan-Based Awards	40
Employment and Change in Control Agreements	40
Outstanding Equity Awards at Fiscal Year-End 2012	43
2012 Options Exercises and Stock Vested	44
2012 Nonqualified Deferred Compensation	45
Executive Deferred Compensation Plan	45
2012 Other Potential Post-Employment Payments	47
2012 Director Compensation	49
Directors’ Deferred Compensation Plan	50

COMPENSATION & GOVERNANCE COMMITTEE REPORT	51

AUDIT COMMITTEE REPORT	54

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS	55
Related party Transactions	55
Certain Family Relationships	56

COMPENSATION & GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	56

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS	57
Principal Shareholders	57
Ownership of Directors and Executive Officers	59
Section 16(a) Beneficial Ownership Reporting Compliance	61

PROPOSAL 2: APPROVAL AND ADOPTION OF SEACOAST’S 2013 INCENTIVE PLAN	62

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR	70

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; AUDIT AND NON-AUDIT FEES	71

PROPOSAL 4: APPROVAL OF AN EXTENSION OF THE BOARD OF DIRECTORS’ AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK	72

PROPOSAL 5: ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS (SAY-ON-PAY)	77

PROPOSAL 6: ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	78

SHAREHOLDER PROPOSALS FOR 2014	79

OTHER MATTERS	79

OTHER INFORMATION	79

APPENDIX A – 2013 INCENTIVE PLAN	A-1

APPENDIX B – ARTICLES OF AMENDMENT (REVERSE STOCK SPLIT)	B-1

ii

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
OF SEACOAST BANKING CORPORATION OF FLORIDA
MAY 23, 2013

The Board of Directors of Seacoast Banking Corporation of Florida, a Florida corporation (“Seacoast” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 23, 2013, at 3:00 P.M. Local Time (collectively, with any adjournments or postponements, the “Annual Meeting”) at the Wolf Technology Center, 2400 S.E. Salerno Road, Stuart, Florida for the purposes set forth in the attached Notice of Meeting. On or about April [•], 2013, the notice of meeting, this proxy statement, Seacoast’s 2012 annual report to Shareholders (“Annual Report”) including financial statements for the fiscal year ended December 31, 2012, and a proxy card or voting instruction card (collectively, the “proxy materials”) are first being made available for review online and paper copies sent to each shareholder who has requested such materials.

QUESTIONS AND ANSWERS ABOUT THE PROXY SOLICITATION MATERIALS

AND THE PROXY SOLICITATION

Proxy Materials

Q:  Why am I receiving these proxy materials?

A:  Our Board of Directors has made these materials available to you on the internet or, at your request, has delivered printed proxy materials to you, because on March 21, 2013, the record date set for the Annual Meeting (the “Record Date”), you owned shares of Seacoast’s common stock, $0.10 par value (“Common Stock”). Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share of Common Stock owned as of the Record Date. As of the Record Date, there were 94,857,215 shares of Common Stock issued and outstanding.

As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the proposals summarized below under “What matters will be voted on at the Annual Meeting” and described in greater detail elsewhere in this proxy statement. Seacoast’s Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement.

Q:  What is included in the proxy materials?

A:  The proxy materials include:

•	The notice of meeting and our proxy statement for the 2013 Annual Meeting;

•	Our 2012 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2012; and

•	A proxy card or a voting instruction card for the Annual Meeting.

Q:  What information is contained in this proxy statement?

A:  This proxy statement describes the matters that will be presented for consideration by shareholders at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information. It also gives you background information concerning the proposals to assist you in making an informed decision. Please read it carefully.

1

Q:  Why did I receive a “Notice of the Internet Availability of Proxy Materials”, but no proxy materials?

A:  This year, we are pleased to furnish our proxy materials to certain shareholders via the internet under the “Notice and Access” method permitted by the Securities and Exchange Commission (“SEC”). Therefore, unless you request hard copies, you will not receive printed copies of the proxy materials. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders on or about April [•], 2013, instructs you as to how to access and review all of the proxy materials on the internet. The Notice also contains instructions on how to submit your proxy on the internet or by phone, or if you prefer, to obtain a paper or email copy of the proxy materials.

This process provides a convenient and timely method for shareholders to obtain the materials and vote, reduces the printing and mailing expenses paid by the Company, and reduces the environmental impact of producing the materials.

Q:  How can I access the proxy materials over the internet?

The Notice, proxy card or voting instruction card will contain instructions on how to:

•	View our proxy materials for the Annual Meeting on the internet and vote your shares; and
•	Instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available on our Investor Relations website at:

http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100425&GKP=1073748093

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will conserve natural resources. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q: Will the Company use the Notice and Access method to furnish proxy materials to its shareholders in the future?

A: The Company may choose to continue to use the Notice and Access method to furnish proxy materials to its shareholders in the future. By reducing the amount of materials that the Company is required to print and mail, this method provides an opportunity for cost savings as well as conservation of natural resources. The Company will evaluate the cost savings, as well as the possible impact on shareholder participation, as it considers how to furnish proxy materials to our shareholders in the future.

Q: What if I prefer to receive paper or email copies of the materials?

A: If you prefer to receive paper or email copies of the materials, you can still do so. You may request a paper copy of the materials by (i) calling 1-800-579-1639; (ii) sending an e-mail to sendmaterial@proxyvote.com; or (iii) logging onto www.ProxyVote.com. There is no charge to receive the materials by mail or email. If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located on the Notice) in the subject line.

The Company must provide paper copies via first class mail to any shareholder who, after receiving the Notice, nevertheless requests paper copies. Even if you do not request paper copies now, you will still have the right to request delivery of a free set of proxy materials upon receipt of any notice in the future. Because first class postage is significantly more expensive than bulk mail rates and because each such request must be processed on an individual basis, the cost of responding to a single request for paper copies is likely to be significantly greater than the per shareholder cost the Company previously incurred in delivering proxy materials in bulk. Therefore, requests for paper copies could undermine or eliminate expected cost savings associated with our decision to use the Notice and Access method of furnishing proxy materials.

2

By developing a database of shareholders who would prefer to continue receiving paper copies of proxy materials, the Company will be able to use the full set delivery option for these shareholders, using bulk mail to deliver the paper copies, while using the Notice and Access option for other shareholders. We believe this will significantly reduce the number of requests for paper copies that the Company will need to process on an individual basis going forward and will position the Company to better capture cost savings should we continue to use the Notice and Access method in the future. We appreciate your assistance in helping us develop this database.

Voting Information

Q: What matters will be voted on at the Annual Meeting?

A: You are being asked to vote on six proposals summarized as follows:

Proposal 1.	To re-elect four Class II directors;

Proposal 2.	To consider and act upon a proposal to approve and adopt the Seacoast 2013 Incentive Plan, reserving for issuance 6,500,000 shares of Common Stock for such purpose;

Proposal 3.	To ratify the appointment of KPMG LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2013;

Proposal 4.	To approve an extension of the time frame from May 23, 2013 to May 22, 2014 in which our Board of Directors is permitted to (i) effect a reverse stock split of our Common Stock at one of two reverse split ratios, 1-for-5 or 1-for-10, as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the Board of Directors;

Proposal 5.	To allow shareholders to endorse or not endorse, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and

Proposal 6.	To allow shareholders to vote, on a non-binding basis, on whether future votes on executive compensation such as the one in Proposal 5 should occur every year, every two years, or every three years.

These matters are more fully described in this proxy statement.

Q: How do I vote (shareholder of record)?

A: You are a shareholder of record if your shares of Common Stock are held in your name on the Record Date. If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (which is commonly referred to as “street name”), please see the instructions in the following question.

Instructions for voting are found on the Notice and proxy card. After reviewing these instructions, please submit your proxy via telephone or through the Internet, or by completing and returning a written proxy card.  By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the Annual Meeting in accordance with your instructions.  Your vote is important, and your shares can only be voted if you are present in person or represented by proxy at the Annual Meeting. To ensure your representation at the Annual Meeting, we recommend you vote by proxy even if you plan to attend the Annual Meeting. Please vote promptly using one of the proxy delivery or voting methods indicated on the Notice or proxy card. You can vote in person at the Annual Meeting even if you previously provided a proxy by revoking the proxy vote at any time prior to its exercise.

If you vote by proxy, but do not provide voting instructions, your shares will be voted as recommended by our Board of Directors as indicated below under “What is the recommendation of the Board of Directors with regard to each proposal?” If any other matters are properly presented at the Annual Meeting for action, the persons named and acting as proxy will have the discretion to vote for you on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the Annual Meeting.

3

Q: What if my shares are held in street name?

A: If you are a beneficial owner and a broker, bank or other nominee is the record holder (which is commonly referred to as “street name”), then you received the Notice or proxy materials from the record holder. You have the right to direct your broker or nominee how to vote your shares, and such broker or other nominee is required to vote the shares in accordance with your instructions. Your broker or nominee should have given you instructions for you to provide direction on how to vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various securities exchanges, brokers and other record holders may generally vote on discretionary or routine matters, but cannot vote on non-routine or non-discretionary matters, such as the election of directors, unless they have received voting instructions from the person for whom they are holding shares. Proposals 1, 2, 4, 5 and 6 are considered non-routine matters, and cannot be voted on by your broker without your instructions. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the Annual Meeting.  You should do this by carefully following the instructions your broker gives you.

If your shares are held in street name, you are invited to attend the Annual Meeting; however, you may not vote your shares of Common Stock held in street name in person at the Annual Meeting unless you request and obtain a power of attorney or other authority from your broker or other nominee who holds your shares and bring it to the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you vote in advance of the Annual Meeting in case your plans change.

Q: How will my shares of stock held in Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan be voted?

A: If you are a participant in Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan, your voting instructions must be received by May 17, 2013 (the cut-off date”) to be counted. When your voting instructions are received by the cut-off date, your shares in these plans will be voted as directed by you. For the shares in your account in Seacoast’s Retirement Savings Plan, if you do not submit your voting instructions by following the instructions on the Notice or proxy card, then the trustee of the Retirement Savings Plan will vote, or not vote, in its sole discretion, the shares of Common Stock in your account. For shares held in your account in the Employee Stock Purchase Plan, your shares will not be voted if you do not give voting instructions as to such shares by proxy.

Q: How will my shares of Common Stock held in Seacoast’s Dividend Reinvestment and Stock Purchase Plan be voted?

A: If you are a participant in Seacoast’s Dividend Reinvestment and Stock Purchase Plan, follow the instructions on the Notice or proxy card to provide voting instructions to the Trustee. Shares held in your plan account will be combined and voted at the Annual Meeting in the same manner in which you voted those shares registered in your own name either by proxy or in person.

Q: What does it mean if I receive more than one proxy card or Notice?

A: It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with brokers or other nominees. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. Please follow the instructions on each Notice or proxy card to ensure that all of your shares are voted.

4

Q: What if I change my mind after I have voted?

A: If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	timely submitting another proxy via the telephone or internet;

•	delivering to Seacoast a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy, with such written notice to be sent to: 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, Attention: Corporate Secretary;

•	signing and delivering to Seacoast a proxy card relating to the same shares and bearing a later date; or

•	attending the Annual Meeting and voting in person by written ballot, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.

Q: How many shares must be present to hold the Annual Meeting?

A: To hold a vote on any proposal, a quorum must be present in person or by proxy at the Annual Meeting. A quorum is a majority of the total votes entitled to be cast by the holders of the outstanding shares of Common Stock as of the Record Date.

Shares are counted as present at the Annual Meeting if the shareholder either:

•	is present and votes in person at the Annual Meeting;

•	has voted by proxy via the telephone or Internet; or

•	has properly submitted a signed proxy card or other form of written proxy.

In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes, will be counted. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

On March 21, 2013, the record date, there were 94,857,215 shares of Common Stock issued, outstanding and entitled to be voted, which were held by approximately 1,666 holders of record. Therefore, at least 47,428,608 shares need to be present at the Annual Meeting or represented by proxy in order for a quorum to exist.

Directors and executive officers of the Company beneficially hold approximately 21,405,140 shares of Common Stock, or 22.6 percent of all the votes entitled to be cast at the Annual Meeting.

Q: What if a quorum is not present at the Annual Meeting?

A: If a quorum is not present at the scheduled time of the Annual Meeting, a majority of the shareholders present or represented by proxy may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time of the adjournment, if any, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting. If the Annual Meeting is adjourned more than 120 days after the date fixed for the original Annual Meeting, the Board of Directors must fix a new Record Date to determine the shareholders entitled to vote at the adjourned Annual Meeting.

5

Q: What is the recommendation of the Board of Directors with regard to each proposal?

A: The Board of Directors of Seacoast believes the proposals described herein are in the best interests of the Company and its shareholders and, accordingly, unanimously recommends that shareholders vote as follows:

Proposal		Management Recommendation
1	Election of Directors	FOR
2	2013 Incentive Plan	FOR
3	Ratification of Auditor	FOR
4	Reverse Stock Split Extension	FOR
5	Advisory Vote on Executive Compensation	FOR
6	Frequency of Future Advisory Vote on Executive Compensation	1 Year

Q: What options do I have in voting on each proposal?

A: Except with respect to Proposal 1 for the election of directors and Proposal 6 for the frequency of holding future advisory votes on executive compensation, you may vote “for,” “against,” or “abstain” on each proposal properly brought before the Annual Meeting.  In the election of directors, you may vote “for” or “withhold authority” to vote for each nominee.  With respect to the frequency of future advisory votes on executive compensation, you may vote for every “1 year,” “2 years,” or “3 years,” or “abstain.”

Q: What are the voting requirements with regard to each proposal?

A: Under our by-laws, all elections of directors are decided by plurality vote. However, notwithstanding the plurality standard, in an uncontested election for directors, which is the case for the election under Proposal 1, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote, with such resignation to be effective upon acceptance by the Board of Directors. The Compensation and Governance Committee would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept the resignation. The Company will disclose its decision-making process regarding the resignation in a Form 8-K furnished to the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.seacoastbanking.net.

Proposals 2, 3, 4 and 5 require approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

For Proposal 6, the option of every “1 year,” “2 years,” or “3 years” that receives the highest number of votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

Our Board of Directors unanimously recommends that you vote “FOR” Proposals 1, 2, 3, 4 and 5, and “1 year” for Proposal 6.

Unless otherwise required by the Company’s Amended and Restated Articles of Incorporation, as amended (“Articles of Incorporation”), our Bylaws, the Florida Business Corporation Act, or by applicable law, any other proposal that is properly brought before the Annual Meeting will require approval by the affirmative vote of a majority of all votes cast at the Annual Meeting.

Please remember that Proposals 1, 2, 4, 5 and 6 are each considered non-routine matters. As a result, if your shares are held by a broker or other fiduciary, your shares cannot be voted on these matters unless you have provided voting instructions to your broker or other nominee.

6

Abstentions and broker non-votes, if any, will not be counted for purposes of determining whether any of the proposals have received sufficient votes for approval, but will count for purposes of determining whether or not a quorum is present.  So long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the Annual Meeting.

Q: What is “householding” and how does it affect me?

A: The SEC permits delivery of one copy of the proxy materials to shareholders who have the same address and last name under a procedure referred to as “householding”. We do not utilize householding for our shareholders of record. However, if you hold your shares through a broker, bank or other nominee, you may receive only one copy of the Notice and, as applicable, any additional proxy materials that are delivered.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of proxy materials mailed to you in the future, please contact your broker, bank or other nominee. However, if you want to receive a paper proxy or Notice or other proxy materials for purposes of this year’s Annual Meeting, follow the instructions included in the Notice that was sent to you, or as indicated above under “What if I prefer to receive paper or email copies of the materials?”

Q: Who will pay the expenses of the proxy solicitation?

A: The Company will bear the cost of preparing, printing and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of Common Stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials. Seacoast may retain other unaffiliated third parties to solicit proxies and pay the reasonable expenses and charges of such third parties for their services.

Q: Where do I find the voting results of the Annual Meeting?

A: If available, we will announce voting results at the Annual Meeting. The voting results will also be disclosed on a Form 8-K that we will file with SEC within four business days after the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 23, 2013.

The Notice of Annual Meeting, the 2012 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2012 are available at:

www.proxyvote.com

7

PROPOSAL 1

ELECTION OF DIRECTORS

General

As of the date of this proxy statement, Seacoast’s Board of Directors consists of twelve members divided into three classes, serving staggered three year terms as provided in our Articles of Incorporation.

The Annual Meeting is being held to, among other things, re-elect four Class II directors of Seacoast, each of whom has been nominated by the Compensation and Governance Committee of the Board of Directors. All of the nominees are presently directors of Seacoast and also serve as members of the Board of Directors of Seacoast’s principal banking subsidiary, Seacoast National Bank (the “Bank”). The members of the Boards of Directors of the Bank and the Company are the same except for Dennis J. Arczynski, who is currently a director of the Bank only. If re-elected, each of the Class II directors will serve a three year term expiring at the 2016 Annual Meeting and until their successors have been elected and qualified.

Currently, the Board of Directors is classified as follows:

Class	Term	Names of Directors
Class I	Term Expires at the 2015 Annual Meeting	H. Gilbert Culbreth, Jr. Christopher E. Fogal Robert B. Goldstein Dale M. Hudson
Class II	Term Expires at the 2013 Annual Meeting	John H. Crane Roger O. Goldman Dennis S. Hudson, Jr. Thomas E. Rossin
Class III	Term Expires at the 2014 Annual Meeting	Stephen E. Bohner T. Michael Crook Dennis S. Hudson, III Edwin E. Walpole, III

Manner for Voting Proxies

All shares represented by valid proxies, and not revoked before they are exercised, will be voted in the manner specified therein. If a valid proxy is submitted but no vote is specified, the proxy will be voted FOR the election of each of the four nominees for election as directors. Please note that banks and brokers that do not receive voting instructions from their clients are not able to vote their client’s shares in the election of directors. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by Seacoast’s Compensation and Governance Committee. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (four persons). Cumulative voting is not permitted.

The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast at the Annual Meeting at which a quorum is present is required for the election of the directors listed below. However, to provide shareholders with a meaningful role in uncontested director elections, which is the case for the election of the director nominees listed below, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” for his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote, with such resignation to be effective upon acceptance by the Board of Directors. The Compensation and Governance Committee would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept the resignation. The Company will disclose its decision-making process regarding the resignation in a Form 8-K furnished to the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply. Further details of this policy and the corresponding procedures are set forth in our Corporate Governance Guidelines, available on our website at www.seacoastbanking. net.

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The nominees have been nominated by Seacoast's Compensation and Governance Committee, and the Board of Directors unanimously recommends a vote “FOR” the election of all four nominees listed below.

Nominees to be Elected at the Annual Meeting

John H. Crane, age 83, has been a director of Seacoast since 1983.

Mr. Crane is retired, but co-founded and served as vice president of C&W Fish Company, Inc., a fish processing plant located in the Stuart, Florida area, from 1982 through 2000. He also co-founded Krauss & Crane, Inc., an electrical and air conditioning contracting firm located in Stuart, Florida in 1957, overseeing all phases of the business’ operations as its president and chairman until his retirement in 1998. Mr. Crane served as Chairman of the Bank’s Directors Loan Committee for 15 years until February 2007. He is well-respected in Martin County, Florida, having served on the board of Martin Memorial Hospital for six years, chairing the committee to raise money for the first ambulances in the county, and sponsoring and managing youth baseball teams for 16 years.

In making the determination that Mr. Crane should be a nominee for director of Seacoast, the Compensation and Governance Committee considered these qualifications and his qualification as an independent director, as well as:

•	his business experience, management skills and sound business judgment developed as a co-founder of the two companies discussed above;

•	his stature in the local community acquired from his years of professional and community involvement; and

•	his experience with the Company, including his tenure as director that spans a full range of banking and economic cycles affecting the Company.
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Roger O. Goldman, age 67, has been the Board’s Lead Independent Director since November 2012 and a director of Seacoast since February 2012.

Mr. Goldman has been a director of American Express Bank FSB, a federally chartered savings bank located in Salt Lake City, Utah (“AEBFSB”) since 2005, and is chairman of their audit committee.[1] Mr. Goldman is also President and managing partner of Berkshire Opportunity Fund, which he founded in 2008 to provide financing and mentoring for small businesses in the Northeast. From 2009 to 2010, Mr. Goldman served as temporary volunteer CEO for 1Berkshire to create a powerful economic development engine for the Berkshires by integrating the work of four primary economic development agencies and raising larger and more sustainable funding. From 1997 to 2000, Mr. Goldman was president and CEO of Global Sourcing Services, LLC, a start-up venture specializing in outsourced marketing services and account acquisition and customer retention programs, which he grew to a substantial size before it was sold.

Mr. Goldman’s extensive banking experience includes management positions at Citicorp from 1969 to 1983; service as president and CEO of Redwood Bank, a community bank in San Francisco, California, from 1983 to 1986; EVP and senior operating officer of Coreast Savings Bank from 1989 to 1991; and EVP in charge of the community banking group of NatWest Bancorp (with $31 billion in assets) from 1991 to 1996 where he was responsible for managing all consumer and small business activities. In addition, he previously served on the boards of several public and private corporations, including Minyanville (a new media company), Cyota (an Internet security company), and American Express Centurion Bank, where he also served as a member of the audit committee. He is currently Chairman of the Lighthouse International, a charitable foundation for the visually impaired which is headquartered in New York, and is the former Chairman of the Juvenile Diabetes Research Foundation. Mr. Goldman received his Bachelor’s degree from New York University in Marketing and his Juris Doctorate from the Washington College of Law at American University. He is an emeritus member of the New Jersey bar and former member of the Washington D.C. bar.

In making the determination that Mr. Goldman should be a nominee for director of Seacoast, the Compensation and Governance Committee considered these qualifications and his qualification as an independent director, as well as:

•	his diversity of leadership experience in the financial services industry, particularly with respect to his retail banking and consumer and small business lending background;

•	his marketing and risk management expertise;

•	his legal background and knowledge of corporate governance matters;

•	his knowledge of and associations in the Palm Beach County market; and

•	his considerable insights and perspectives garnered from years of service on public, private and not-for-profit boards.

1 On October 1, 2012, AEBFSB entered into a consent order with each of the Office of the Comptroller of the Currency and the Consumer Financial Protection Bureau regarding certain compliance related matters that AEBFSB should resolve. AEBFSB also paid certain civil money penalties, established a segregated fund to provide remediation to certain customers and agreed to make certain enhancements to its compliance and vendor oversight programs.

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Dennis S. Hudson, Jr., age 85, has been a director of Seacoast since 1983.

Mr. Hudson retired in June 1998 after a 48-year career with the Company and Bank. He served as Chairman of the Board of Seacoast from 1990 to June 1998. Prior thereto, he served as Chief Executive Officer of Seacoast from 1983 until 1992, President of Seacoast from 1983 until 1990 and Chairman of the Bank from 1969 until 1992. Mr. Hudson also served on the board of the Miami Branch of the Federal Reserve Bank of Atlanta from 1983 to 1985. Active in the community and with charitable organizations, he has served as chairman of the American Red Cross of Martin County, president of the Stuart Rotary, and as a director of Hospice of Martin County.

In making the determination that Mr. Hudson should be a nominee for director of Seacoast, the Compensation and Governance Committee considered these qualifications, as well as:

•	his significant experience in the financial services industry and the organization, including his prior service as Chief Executive Officer of the Company, which provides a unique understanding of our operations;

•	his tenure as director that spans a full range of banking and economic cycles affecting the Company; and

•	his stature in the local community, including the leadership positions with the community organizations discussed above.

Thomas E. Rossin, age 79, is a member of the Company’s Compensation and Governance Committee, served as the Board’s Lead Independent Director from December 2006 to October 2012, formerly chaired the Salary and Benefits Committee from June 2006 to December 2009, and has been a director of Seacoast since 2004.

Mr. Rossin has been a practicing attorney in West Palm Beach, Florida, since 1993, currently with the firm of St. John, Rossin, Burr & Lemme, PLLC. He served as a Florida State Senator from 1994 to 2002, the last two years as minority leader, and was a candidate for Florida Lt. Governor in 2002. He founded Flagler National Bank in 1974, serving as president, chief executive officer and director and growing it to the largest independent bank in Palm Beach County with over $1 billion in assets. Forming The Flagler Bank Corporation, the holding company for Flagler National Bank, in 1983 and serving as president, chief executive officer and director, he took it public in 1984 and facilitated the acquisition of three financial institutions, until both Flagler National Bank and the holding company were sold in 1993 to SunTrust Bank.

Prior thereto, Mr. Rossin was vice chairman and director of First Bancshares of Florida, Inc. after consolidating four banks under one charter, including First National Bank in Riviera Beach at which he served as president and chief executive officer. He has served as past president of the Community Bankers Association of Florida and Palm Beach County Bankers Association, and is a member of the Palm Beach County Bar Association, American Bar Association and the Florida Bar Association.

In making the determination that Mr. Rossin should be a nominee for director of Seacoast, the Compensation and Governance Committee considered these qualifications and his qualification as an independent director, as well as:

•	his legal background and, in particular, his knowledge of legal issues related to financial institutions and underlying corporate governance matters;

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•	his public service which, combined with his legal background, provides the Board of Directors with knowledge in the areas of government relations and regulatory matters that impact the Company;

•	his significant experience in the financial services industry; and

•	his experience with the Company.

Directors Whose Terms Extend Beyond the Annual Meeting

Stephen E. Bohner, age 60, is a member of the Company’s Compensation and Governance Committee, serves as chairman of the Bank’s Compliance Committee and Directors Loan Committee, and has been a director of Seacoast since 2003.

Mr. Bohner has been president and owner of Premier Realty Group, a real estate company located in Sewalls Point, Florida, specializing in the sale of luxury homes, since 1987. In addition to his 35 years in real estate, Mr. Bohner is actively involved in several professional and community organizations, having served as president of the Greater Martin County Association of Realtors and The Pine School. He was awarded the Realtor Association’s Distinguished Service Award in 2001, and has served on numerous professional standards’ panels in arbitration hearings and chaired the Realtors Association’s grievance committee. Mr. Bohner is a graduate of Vanderbilt University with dual degrees in Business and Economics.

In making the determination that Mr. Bohner should remain a director of Seacoast, the Compensation and Governance Committee considered these qualifications and his qualification as an independent director, as well as:

•	his business leadership and expertise in real estate, which provides the Board of Directors with valuable insight related to local real estate markets in which the Bank’s customers are located and helps the Board make critical judgments regarding the Bank’s lending activities since such judgments rely upon the proper valuation of real estate;

•	his business leadership and entrepreneurial and management skills developed over the past 35 years;

•	his stature in the local community garnered from his years of professional and community involvement; and

•	his experience with the Company.

T. Michael Crook, age 65, is a member of the Company’s Audit Committee and has been a director of Seacoast since 2003.

Mr. Crook has been a principal with the public accounting firm of Proctor, Crook, Crowder & Fogal, P.A., located in Stuart, Florida, since 1976 and a CPA since 1975. He was a member of Barnett Bank’s Martin County board of directors for 11 years from 1986 to 1997. Mr. Crook is also active in the community, currently serving as a member of the board of the Martin County Community Foundation, and previously serving as director and president of the Economic Council and Stuart Kiwanis Club, former director of the Arts Foundation of Martin County and Stuart/Martin County Chamber of Commerce, and past chairman of the Indian River Community College Accounting Advisory Committee.

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Mr. Crook’s professional affiliations include the American Institute of Certified Public Accountants, the Management Advisory Services Division of the American Institute of Certified Public Accountants, and the local legislative contact for the Florida Institute of Certified Public Accountants.

In making the determination that Mr. Crook should remain a director of Seacoast, the Compensation and Governance Committee considered these qualifications and his qualification as an independent director, as well as:

•	his business experience and sound business judgment;

•	his accounting expertise as a CPA for more than 37 years, and his ability to provide guidance to the Board of Directors regarding accounting and financial matters;

•	his stature in the local community, including through service on the boards of the community organizations discussed above; and

•	his experience with the Company.

H. Gilbert Culbreth, Jr., age 67, is Co-Chairman of the Company’s Compensation and Governance Committee, previously chaired the Company’s Salary and Benefits Committee from January 2010 to December 2012, is a member of the Audit Committee and has been a director of Seacoast since 2008.

Mr. Culbreth has been chief executive officer and owner of Gilbert Chevrolet Company, Inc., a car dealership located in Okeechobee, Florida, for the past 39 years. He was previously a member of Big Lake Financial Corporation’s (“Big Lake”) board of directors for 10 years prior to the acquisition of Big Lake by Seacoast in April 2006, and has served on the Bank’s board of directors since the acquisition. In addition, Mr. Culbreth is president of several other family businesses, including, Culbreth Realty, Inc. (a real estate brokerage company), Parrott Investments, Inc. (a holding company for two other businesses), and Gilbert Aviation Inc. (an aircraft sales and service company). He is a former director of the Florida Council on Economic Education, the Okeechobee County Board of Realtors, the Okeechobee Economic Council, and the United Way of Okeechobee and is a member of the Masonic Lodge.

In making the determination that Mr. Culbreth should remain a director of Seacoast, the Compensation and Governance Committee considered these qualifications and his qualification as an independent director, as well as:

•	his diversity of business experience for 39 years in the Okeechobee, Florida market, which is valuable in understanding the customer segments in this market;

•	his entrepreneurial and management skills;

•	his stature in and knowledge of the local community; and

•	his experience with the Company.

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Christopher E. Fogal, age 61, is Chairman of the Company’s Audit Committee, is a member of the Company’s Compensation and Governance Committee and has been a director of Seacoast since 1997.

Mr. Fogal is a certified public accountant and principal with the public accounting firm of Proctor, Crook, Crowder & Fogal, P.A. (“Proctor Crook”). He was the managing partner of Fogal & Associates from 1979 until the firm merged with Proctor Crook in 2009. Mr. Fogal served on the board of directors of Port St. Lucie National Bank until it was acquired by Seacoast in 1996. He has also served as past chairman of the Treasure Coast Private Industry Council and past president of the St. Lucie County Chamber of Commerce, and is active in a number of professional organizations including the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

In making the determination that Mr. Fogal should remain a director of Seacoast, the Compensation and Governance Committee considered these qualifications and his qualification as an independent director, as well as:

•	his accounting expertise as a CPA, which provides the Board of Directors with guidance related to internal controls and financial and accounting matters;

•	his business, management and decision-making skills, including his experience as managing partner of an accounting firm for 30 years;

•	his stature in the local community; and

•	his experience with the Company.

Robert B. Goldstein, age 72, is Co-Chairman of the Company’s Compensation and Governance Committee, previously served as Chairman of the Company’s Nominating and Governance Committee from July 2010 to December 2012, and has been a director of Seacoast since 2010.

Mr. Goldstein is a founding principal of CapGen Capital Advisors LLC (“CapGen LLC”), New York, New York, an investment program fund formed in 2007 that invests in banks and financial institutions. He is also a member of CapGen LLC’s investment committee. As of March 21, 2013, an affiliate of CapGen LLC was the beneficial owner of 15,715,862 shares of the Company’s common stock, representing 16.6 percent of outstanding shares.

Mr. Goldstein is also currently a director of FNB Corporation (since 2003), a member of their executive committee and chairman of their compensation committee; a director of Hampton Roads Bankshares (since 2010) and a member of their compensation, governance/nominating, and risk oversight committees; and a director of Palmetto Bancshares, Inc. and its banking subsidiary, Palmetto Bank (since 2010) and member of their credit, regulatory, and governance/nominating committees. Mr. Goldstein is also chairman of the board of directors of THE BANKshares, Inc., a member of the audit, ALCO, compensation and executive committees of THE BANKshares, Inc., and a director of its banking subsidiary, BankFIRST, since 2007. Mr. Goldstein’s other senior executive and director experience includes service as director and chairman of the executive committee of Great Lakes Bancorp from 2005 to 2006; chairman of the board and CEO of Bay View Capital Corporation, a $6 billion bank holding company, from 2001 to 2006; director of Cobalt Holdings, LLC (an accredited credit rating agency and asset management company) from 2003 to 2010, as well as numerous other executive and/or director positions with financial institutions over a career that has spanned 49 years. Mr. Goldstein is nationally recognized for his expert investing and operational experience in turning around and implementing growth strategies for banks under the most challenging circumstances.

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Mr. Goldstein’s appointment to the Board of Directors is pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated October 23, 2009, between Seacoast and CapGen Capital Group III LP (“CapGen LP”), an affiliate of CapGen LLC. CapGen LP purchased 6,000,000 shares of our Common Stock on December 17, 2009 for $13.5 million pursuant to the Stock Purchase Agreement. Under the Stock Purchase Agreement, CapGen LP is entitled to appoint one director to our Board of Directors as long as CapGen LP or an affiliate retains ownership of the shares purchased under the agreement.

Although Mr. Goldstein’s directorships on outside boards exceed the number specified in the Company’s Corporate Governance Guidelines, the Compensation and Governance Committee currently believes that the number of directorships is acceptable since Mr. Goldstein’s full-time job is to represent and provide expertise to boards of the banks in which CapGen LLC and its affiliates invest, and his directorships on these boards were approved by the Federal Reserve.

In making the determination that Mr. Goldstein should remain a director of Seacoast, the Compensation and Governance Committee considered these qualifications and his qualification as an independent director, as well as:

•	his significant experience in the financial services industry;

•	his leadership and service on other public company boards, which provides insight regarding general public company operations, policies, internal controls and corporate governance, which is useful and applicable to Seacoast; and

•	his knowledge and perspective on the interests of the institutional investor community.

Dale M. Hudson, age 78, has been a director of Seacoast since 1983.

Mr. Hudson served as Vice Chairman of Seacoast from July 2005 until his retirement on December 31, 2010, having previously served as Chairman from June 1998 to July 2005. He served as Chief Executive Officer of Seacoast from 1992 to June 1998, as President of Seacoast from 1990 to June 1998, and as Chairman of the Board of the Bank from September 1992 to June 1998. He also served on the board of directors of the Florida Bankers Association for five years. In addition to his 55 years in banking, Mr. Hudson is extremely active in the community and charitable organizations. He has served on the Martin Memorial Hospital Foundation and Community Boards, as well as on the boards of the American Cancer Society, Honorary Advisory Board of the Florida Oceanographic Society, Indian River Community College, Treasure Coast Blood Bank Advisory Board and The Pine School for 15 years, including two years as chairman.

Mr. Hudson has also devoted 18 years of service as chairman of Mary’s Kitchen, a local soup kitchen for the homeless. He has received numerous awards and honorary titles, including the first Martin County Citizen of the Year Award by the March of Dimes in 1995 and the National Philanthropy Award with his wife in 2006.

In making the determination that Mr. Hudson should remain a director of Seacoast, the Compensation and Governance Committee considered these qualifications, as well as:

•	his significant experience in the financial services industry and the organization, including his prior service as Chairman and Chief Executive Officer of the Company, which provides a unique understanding of our operations;

•	his tenure as director that spans a full range of banking and economic cycles affecting the Company; and

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•	his stature in the local community, including through the leadership positions with the community organizations and philanthropic work discussed above.

Dennis S. Hudson, III, age 57, serves as Chairman and has been a director of Seacoast since 1984.

Mr. Hudson was named Chairman of Seacoast in July 2005, and has served as Chief Executive Officer of the Company since June 1998. Mr. Hudson has also served as Chairman and Chief Executive Officer of the Bank since 1992. He served as President of Seacoast from June 1998 to July 2005, after serving in various positions with the Company and the Bank since 1978. Mr. Hudson also serves on the board of directors and the audit committee of Chesapeake Utilities Corporation (ticker: CPK), a public gas and electric utilities company headquartered in Dover, Delaware, which merged with Florida Public Utilities Company (“FPU”) in 2009. Prior to that time, he served as a member of the board of directors of FPU. He was also a member of the board of directors of the Miami Branch of the Federal Reserve Bank of Atlanta from 2005 through 2010.

Mr. Hudson is actively involved in the community, having served on the boards of the Martin County YMCA Foundation, Council on Aging, The Pine School, the Job Training Center, American Heart Association, Martin County United Way, the Historical Society of Martin County and as chairman of the board of the Economic Council of Martin County, on which he still serves. He has been recognized for his achievements with several awards including the Florida Senate Medallion of Excellence Award presented by Florida Senator Ken Pruitt in 2001. Mr. Hudson is a graduate of Florida State University with dual degrees in Finance and Accounting, and a Masters degree in Business Administration.

In making the determination that Mr. Hudson should remain a director of Seacoast, the Compensation and Governance Committee considered these qualifications, as well as:

•	his significant experience in the financial services industry and the organization, including his service as Chairman and Chief Executive Officer of the Company, which provides a unique understanding of our operations;

•	his knowledge and relationships with the institutional investor community, including the Company’s past and present institutional investors;

•	his service on other public company boards, which provides insight regarding general public company operations, policies, internal controls and corporate governance, which is useful and applicable to Seacoast; and

•	his stature in the local community, including through service on the boards of the non-profit organizations discussed above.

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Edwin E. Walpole, age 77, is a member of the Company’s Compensation and Governance Committee and has been a director of Seacoast since 2006.

Mr. Walpole has been the president, owner and director of Walpole Inc., a trucking transportation company in Okeechobee, Florida which covers the Southeastern United States, since 1960. He served as chairman, president and chief executive officer of Big Lake from 1985 until Big Lake was acquired by Seacoast in April 2006. Mr. Walpole is also the president of Seminole Land Company, Trading Post & Farmers Market, and Fort Drum Corporation, and vice president and director of Walpole Leasing Corporation. He is a member and past president of the Okeechobee Economic Council and of the Florida Trucking Association, a member of the American Trucking Association, and formerly served on the board of trustees of Murray State University where he earned a Bachelor of Science degree in Agriculture.

In making the determination that Mr. Walpole should remain a director of Seacoast, the Compensation and Governance Committee considered these qualifications and his qualification as an independent director, as well as:

•	his business leadership, entrepreneurial and management skills, developed through his leadership of Big Lake for more than 20 years and as the president and owner of Walpole Inc. for more than 50 years;

•	his stature in the local community, including through service in the leadership positions set forth above; and

•	his experience with the Company.

Non-Director Executive Officers

Maria G. Frias, age 51, has served as Executive Vice President and Chief Risk Officer of Seacoast since April 2012. Ms. Frias served as the Bank’s Senior Vice President and Chief Auditor from July 2003 to April 2012 and as Compliance Officer from April 1996 to April 2012. She held various positions in the Company’s Internal Audit Department since October 1990. Ms. Frias holds a B.S. in Finance and a Masters degree in Business Administration from the City University of New York. She maintains a number of professional designations, including: Certification in Risk Management Assurance, Certified Risk Professional, Certified Internal Auditor, Certified Bank Auditor, Certified Financial Services Auditor, Certified Regulatory Compliance Manager and FINRA Series 7. Ms. Frias is actively involved with the South Florida Compliance Association, National Association of Chartered Bank Auditors and the Palm Beach Chapter of the Institute of Internal Auditors, where she is the President-Elect and has served on the Board of Governors since October 2000.

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William R. Hahl, age 64, has served as Executive Vice President and Chief Financial Officer of Seacoast and the Bank since July 1990. Previously, he worked for Ernst and Young for 13 years, before leaving to start his own consulting firm. Mr. Hahl is a graduate of Kent State University, a CPA and member of the American Institute of Certified Public Accountants, Florida Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants.

H. Russell Holland, III, age 48, has served as Chief Lending Officer of Seacoast and the Bank since February 2011, and as Executive Vice President of commercial lending since July 2006. He served as Chief Banking Officer of Seacoast and the Bank from February 2008 to February 2011. Before joining the Company, Mr. Holland served as senior vice president and senior lender for Fifth Third Bank from February 2006 to July 2006. From February 2005 to February 2006, he was president of Old Palm Realty Partners, a financial services company located in Stuart, Florida. From December 2001 to February 2005, he served as executive vice president and chief lending officer of Union Bank of Florida, increasing assets from $350 million to over $1.0 billion during his tenure. Prior thereto, he served for seven years in various positions with Barnett Bank, which was acquired by Bank of America, his last position being division president of Barnett Realty Partners, the bank’s real estate capital markets group. Mr. Holland holds a B.S. degree in Accountancy from Wake Forest University.

David D. Houdeshell, age 52, has served as Executive Vice President and Chief Credit Officer of Seacoast and the Bank since June 2010. Before joining the Company, Mr. Houdeshell served from April 2007 to May 2010 as executive vice president and credit administrative executive for The South Financial Group in Greenville, South Carolina, a $12 billion commercial bank holding company. In this role, he had oversight and direction of credit administration, policy and procedure development, credit monitoring, loan review, credit processes and technology initiatives. From October 2005 to March 2007, Mr. Houdeshell was senior vice president and director of credit portfolio risk management at The South Financial Group. Prior thereto, he was chief credit officer of Bombardier Capital, a $13 billion financial services entity of a global transportation manufacturer, for five years. Mr. Houdeshell holds a B.S. in Finance from Florida State University and a Masters degree in Business Administration from Stonier Graduate School of Banking, University of Delaware.

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CORPORATE GOVERNANCE

Corporate Governance Framework

Board Independence	• 75% of our current directors are independent. • Our CEO is the only member of management who serves as a director.
Board Composition	• Directors regularly review Board performance; assess gaps in skills and experience; and look for new directors to provide a fresh prospective and to ensure sufficient succession planning while maintaining continuity.
Board Committees

•   We have two board committees—Audit; and Compensation and Governance.

•   The committees consist entirely of independent, non-management directors.

•   Chairs of the committees shape the agenda and information presented to their committees.

Independent Lead Director

•   Our independent directors elect an independent lead director.

•   Our independent lead director chairs regularly scheduled executive sessions, without management present, at which directors can discuss management performance, succession planning, board information needs, board effectiveness or any other matter.

Board Oversight of Risk

•   Our Board maintains the ultimate oversight responsibility for risk management.

•   We have an integrated enterprise risk management process to assist the Board which involves the Board, management and other personnel.

•   The Audit Committee oversees the Company’s financial risk management process.

•   The Compensation and Governance Committee oversees risks and exposures related to the Company’s corporate governance, director succession planning, and compensation practices to ensure they do not encourage imprudent or excessive risk-taking.

•   The Compensation and Governance Committee assists the Board with its leadership assessment and succession planning with respect to the position of CEO.

•   Our Board directly oversees and advises management on development and execution of the Company’s strategy.

Accountability

•   We have a plurality vote standard for the election of directors, with a director resignation policy for uncontested elections.

•   Each common share is entitled to one vote.

•   All shareholders are able to raise concerns to our Board, a board committee or non-management directors.

Director Stock Ownership	• A personal holding of five times their annual retainer is recommended for each director.
Succession Planning	• CEO and management succession planning is one of the Board’s highest priorities. Our Board ensures that appropriate attention is given to identifying and developing talented leaders.
Open Communication

•   Our Board promotes open and frank discussions with senior management and shareholders.

•   Our directors have access to all management and employees on a confidential basis.

•   Our Board and its committees are authorized to hire outside consultants at their discretion and the Company’s expense.

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Board Independence

The Company’s Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Nasdaq requires that a majority of the Company’s directors be “independent,” as defined by the Nasdaq’s rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board of Directors has determined that a majority of the Company’s directors are independent directors under the Nasdaq rules. The Company’s current independent directors are: Stephen E. Bohner, John H. Crane, T. Michael Crook, H. Gilbert Culbreth, Jr., Christopher E. Fogal, Roger O. Goldman, Robert B. Goldstein, Thomas E. Rossin, and Edwin E. Walpole, III.

Board Leadership Structure

Chairman and CEO Roles

The Chairman of the Board of Directors provides leadership to the Board of Directors and works with the Board of Directors to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the Board of Directors possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, and therefore are in the best position to evaluate the needs of the Company and how to best organize the capabilities of the Company’s directors and executives to meet those needs. As a result, the Company believes that the decision as to who should serve as Chairman and as Chief Executive Officer, and whether the offices should be combined or separate, is properly the responsibility of the Board of Directors, to be exercised from time to time in appropriate consideration of then-existing facts and circumstances.

The Company’s current Chief Executive Officer, Dennis S. Hudson, III, also serves as the Chairman of the Board of Directors. He has held the post of Chief Executive Officer for the past 15 years, Chairman for the past eight years, President for the seven years prior to being named Chairman, and has also served as Chief Executive Officer of the Bank for the past 20 years. During this time, Mr. Hudson has led the Company through its growth from a local community bank to an institution with $2.1 billion in assets and 34 offices in 11 counties. In light of Mr. Hudson’s significant leadership tenure with the organization, his breadth of knowledge of the Company and his relationship with the institutional investor community, as well as the efficiencies, accountability, and unified leadership that this structure provides, the Board of Directors believes it is appropriate that he serve as both Chief Executive Officer and Chairman.

Independent Lead Director

To further strengthen our corporate governance environment, our independent directors select a lead director from the independent directors if the positions of Chairman and Chief Executive Officer are held by the same person or if the Chairman of the Board is not an independent director. The lead director: coordinates the activities of the independent directors; collaborates with and makes recommendations to the CEO in setting Board meeting agendas; reviews responses to director shareholder communications with the Board and if requested by a major shareholder or the CEO, is available for consultation or direct communication; prepares the agenda for executive sessions of the independent directors and chairs those sessions; and is primarily responsible for communications between the independent directors and the CEO. A more complete description of the lead director’s role is contained in our Corporate Governance Guidelines and available on the Company’s website at www.seacoastbanking.net. Roger O. Goldman was selected as Lead Director in November 2012, replacing Thomas E. Rossin who served in that role since December 2006.

Executive Sessions

In order to give a significant voice to our non-management directors, our Corporate Governance Guidelines provide for executive sessions of our independent directors. Our independent directors have established a policy to meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s independent directors. As specified in the Guidelines, our Lead Independent Director presides at all executive sessions of the independent directors and non-management directors, and sets the agenda for such executive sessions. Any independent director may call an executive session of independent directors at any time. The independent directors met in executive session three times in 2012. Interested parties, including the Company’s shareholders, may communicate directly with non-management directors by sending written communications to Non-Management Directors, c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995.

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Committee Structure & Other Matters

Oversight is also provided through the extensive work of the Board’s committees – Audit; and Compensation and Governance – in key areas such as financial reporting, internal controls, compliance, corporate governance, succession planning and compensation programs. The committees consist entirely of independent, non-management directors.

In addition, at the end of each year, the Board and each of its committees review a schedule of agenda topics to be considered in the coming year. Each Board and committee member may raise subjects that are not on the agenda at any meeting and suggest items for inclusion in future agendas.

The Company believes that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion, and evaluation of decisions and direction from the Board of Directors.

Director Nominating Process

The Compensation and Governance Committee serves as the nominating committee of the Company. The Committee annually reviews and makes recommendations to the full Board of Directors regarding the composition and size of the Board of Directors and its committees so that the Board of Directors consists of members with the proper expertise, skills, attributes and personal and professional backgrounds to ensure that the Board of Directors is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company.

The Company’s Compensation and Governance Committee identifies potential nominees for director primarily based upon suggestions from current directors and the CEO. Once a candidate has been identified, the Compensation and Governance Committee confirms that the candidate meets the minimum qualifications for Director nominees, and gathers information about the candidate through interviews, questionnaires, background checks, or any other means that the Committee deems to be helpful in the evaluation process. Director candidates are interviewed by a Co-Chairman of the Compensation and Governance Committee and at least one other member of the committee. The Compensation and Governance Committee then evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board, and recommends nominees to the Board. The full Board formally nominates candidates for director to be included in the slate of directors presented for shareholder vote based upon the recommendations of the Compensation and Governance Committee following this process.

Given the evolving needs and challenges of the Company, the Compensation and Governance Committee believes that the Board of Directors as a whole should have diversity of experience, which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, national origin, geographic representation, community involvement and age. However, the Compensation and Governance Committee does not assign specific weights to any particular criteria. Its goal is to identify nominees that, considered as a group, will possess the talents and characteristics necessary for the Board of Directors to fulfill its responsibilities. In addition, each director must have the qualifications, if any, set forth in the Company’s Bylaws, as well as the following qualifications:

•	the highest ethical character, an appropriate personal and professional reputation, and must share the values of the Company as reflected in its Code of Conduct;

•	the ability to exercise sound business judgment; and

•	substantial business or professional experience and be able to offer meaningful advice and guidance to the Company’s management based on that experience.

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The Compensation and Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	an understanding of and experience in the financial services industry, as well as accounting, finance, legal or real estate expertise;

•	leadership experience with public companies or other major organizations, as well as civic and community relationships; and

•	qualifications as an independent director.

Any Company shareholder entitled to vote generally on the election of directors may recommend a candidate for nomination as a director. A shareholder may recommend a director nominee by submitting the name and qualifications of the candidate the shareholder wishes to recommend to the Company’s Compensation and Governance Committee, c/o Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995. To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received not less than 60 days nor more than 90 days prior to the anniversary of the Company’s last annual meeting of shareholders (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date that the Company mails or otherwise gives notice of the date of the annual meeting to shareholders), and recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Company’s Compensation and Governance Committee. Candidates for director recommended by shareholders are afforded the same consideration as candidates for director identified by Company directors, executive officers or search firms, if any, employed by the Company. In 2012, there were no shareholder nominee recommendations received, and no third party search firms were used to identify director candidates.

Shareholder Communications

The Company’s Corporate Governance Guidelines provide for a process by which shareholders may communicate with the Board, a Board committee or the non-management directors as a group, or other individual directors. Shareholders who wish to communicate with the Board of Directors, a Board committee or any other directors or an individual director may do so by sending written communications addressed to the Board of Directors of Seacoast Banking Corporation of Florida, a Board committee or such group of directors or individual director, c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P. O. Box, 9012, Stuart, Florida 34995. All communications will be compiled by the Company’s Secretary and submitted to the Board of Directors, a committee of the Board of Directors or the appropriate group of directors or individual director, as appropriate, at the next regular meeting of the Board.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that are available on the Company’s website at www.seacoastbanking.net, or without charge, upon written request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct applicable to all directors, officers and employees and a Code of Ethics for Financial Professionals applicable to the Company’s chief executive officer and its chief financial officer, both of which are available on the Company’s website at www.seacoastbanking.net, or without charge, upon written request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995. The Company will post on its website any amendment to or waiver from a provision of its Code of Conduct or Code of Ethics for Financial Professionals.

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Board Meeting Attendance

The Board of Directors held six regular meetings, two special meetings, and one joint strategic planning meeting with the Bank board of directors during 2012. All of the directors attended 100 percent of the total number of meetings of the Board of Directors and committees on which they served. Nine of the Company’s incumbent Directors attended the Company’s 2012 annual shareholders’ meeting. The Company encourages all of its directors to attend its annual shareholders’ meetings and all meetings of the Board of Directors and committees on which the directors serve.

Risk Oversight

The Board of Directors maintains oversight responsibility for the management of the Company’s risks. A fundamental part of risk management is not only anticipating and understanding the risks the Company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The full Board of Directors reviews with management its process for managing enterprise risk. The Board believes that risk management is an integral part of the Company’s annual strategic planning process which addresses, among other things, the risks and opportunities facing Seacoast. The types of risks that the Company faces include:

•	macro-economic risks, such as inflation, reductions in economic growth, or recession;

•	political or regulatory risks, such as restriction on access to markets;

•	event risks, such as natural disasters; and

•	business specific risks related to strategy, competition, financial reporting, operational execution, credit, investments, corporate governance, legal and regulatory compliance, and reputation.

While the Board of Directors maintains the ultimate oversight responsibility for risk management, the Company has adopted an enterprise risk management initiative to assist the Board. This process involves the Board of Directors, management and other personnel in an integrated effort to identify, assess, prioritize and manage the risks that affect our ability to execute on our corporate strategy and fulfill our long-term business objectives. This holistic process includes the development of plans to balance and manage these risks or mitigate their effects. As part of this process, the Board and its committees have been assigned responsibility for risk management oversight of specific areas. The Audit Committee is charged with overseeing the Company’s financial risk management process each year, including ensuring that management has taken steps to monitor, control and report such risks and reviewing with management the most significant risks identified and management’s plans for addressing and mitigating the potential effects of such risks. The Compensation and Governance Committee (formerly the Nominating and Governance Committee) oversees risks and exposures related to the Company’s programs and policies for corporate governance and director succession planning. The Compensation and Governance Committee (formerly the Salary and Benefits Committee) also has oversight responsibility related to executive compensation matters. During the period in which the Company was subject to the U.S. Department of the Treasury (“Treasury”) Capital Purchase Program (“CPP”) established under the Troubled Asset Relief Program (“TARP”), the Salary and Benefits Committee met semi-annually with senior risk officers of the Company to identify and limit any compensation arrangements of senior executive officers and employee compensation plans that could lead to unnecessary or excessive risk taking. In addition, the Compensation and Governance Committee assists the Board with its leadership assessment and succession planning with respect to the position of CEO, and monitors and advises on management’s succession planning for other executive officers.

Succession Planning & Management Development

The Board maintains oversight responsibility for planning for succession with respect to the position of CEO and monitoring and advising on management’s succession planning for other executive officers. The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession. The Board also has short-term contingency plans in place for emergency and unexpected occurrences, such as the sudden departure, death, or disability of the CEO or other executive officers.

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The Compensation and Governance Committee, working with the CEO, annually evaluates succession planning at the senior levels of management and reports the results of such evaluation to the Board, along with recommendations on management development and succession planning. The updated succession plan is reviewed and approved by the Board to ensure that competencies are in alignment with the strategic plan. The annual review of the CEO succession planning process includes a review of specific individuals identified as active CEO succession candidates, and each of those individuals is reviewed with respect to progress in his or her current job position and progress toward meeting his or her defined leadership development plan. The Company’s CEO and senior management are similarly responsible for supporting “next generation” leadership development by: identifying core talent, skills and capabilities of future leaders within the Company; assessing the individuals against leadership capabilities; identifying talent and skill gaps and development needs; assisting with internal candidate development; and identifying significant external hire needs.

The Board and individual Board members may meet with, advise and assist CEO succession candidates and become familiar with other senior and future leaders in the Company. Directors are encouraged to become sufficiently familiar with the Company’s executive officers to be able to provide perspective on the experience, capabilities and performance of potential CEO candidates. The Board urges senior management, as well as other members of management who have future leadership potential within the Company, to attend and present at Board meetings so that each can be given appropriate exposure to the Board. The Board may contact and meet with any employee of the Company at any time, and are encouraged to make site visits, to meet with management, and to attend Company, industry and other events.

Board Committees

In January 2013, the Salary and Benefits Committee and the Nominating and Governance Committee were combined to form the Compensation and Governance Committee. The Company’s Board of Directors now has two standing permanent committees: the Audit Committee, and the Compensation and Governance Committee. These committees serve the same functions for the Company and the Bank. The Bank also has the following standing committees: the Compliance Committee, the Directors Loan Committee, the Enterprise Risk Management Committee and the Trust Committee. The composition of each Company committee is set forth in the below table.

Director Name	Audit		Compensation & Governance
Stephen Bohner (2)			X
John H. Crane (2)
T. Michael Crook (2)	X
H. Gilbert Culbreth, Jr. (2)	X		X	(1)
Christopher E. Fogal (2)	X	(1)	X
Roger O. Goldman (2)
Robert B. Goldstein (2)			X	(1)
Dale M. Hudson
Dennis S. Hudson, Jr.
Dennis S. Hudson, III
Thomas E. Rossin (2)			X
Edwin E. Walpole (2)			X

(1) Committee Chairman

(2) Independent director

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Audit Committee

The Audit Committee is currently composed of Messrs. Fogal (Chairman), Crook and Culbreth, all of whom the Board of Directors has determined are independent directors under Nasdaq and SEC rules. The Board of Directors has also determined that Mr. Fogal is an “audit committee financial expert” as defined by the SEC. The Audit Committee has the responsibilities set forth in the Audit Committee charter, as adopted by the full Board of Directors, including reviewing Seacoast’s and its subsidiaries’ financial statements and internal accounting controls, and reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee charter is available on the Company’s website at www.seacoastbanking.net or upon written request to c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995. The Audit Committee appoints the independent auditors, reviews their audit plan, and reviews with the independent auditors the results of the audit and management’s response thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee also reviews the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and changes to the Company’s Code of Conduct, and approves related party transactions. The Audit Committee periodically reports its findings to the Board of Directors. This committee held six meetings in 2012. During one of the meetings, the Audit Committee met once in private session with our independent auditor, once in private session with the Chief Risk Officer and once alone in executive session without members of management present; and during two of the meetings, the Audit Committee met in private session with individual members of management.

Compensation and Governance Committee

In January 2013, the Salary and Benefits Committee and the Nominating and Governance Committee of the Company were combined to form the Compensation and Governance Committee. The two committees were combined as part of a comprehensive review of the Company’s and the Bank’s committee structure by the Company’s Board of Directors intended to reduce redundancy, create greater efficiencies, and clarify roles and responsibilities while preserving corporate governance and Board oversight. The Compensation and Governance Committee is currently composed of Messrs. Culbreth (Co-Chair) and Goldstein (Co-Chair), Bohner, Fogal, Rossin and Walpole, all of whom are independent directors. This committee has the authority set forth in its charter, and approved by the Board of Directors, including:

•	determining the compensation of the Company’s and the Bank’s key executive officers;

•	overseeing the preparation of a “compensation discussion and analysis” on executive compensation and an annual compensation committee report which is included herein under “Compensation Committee Report”;

•	administering the provisions of the Company’s incentive compensation plans and other employee benefits plans;

•	identifying qualified individuals to serve as members of the board of directors of the Company and/or the Bank;

•	recommending to the boards of directors of the Company and the Bank the director nominees for the next annual meeting of shareholders;

•	taking a leadership role in shaping corporate governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to Seacoast and monitoring Seacoast’s compliance with these policies and guidelines; and

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•	making recommendations to the Board concerning management development and succession planning activities at the senior levels of management, including an appropriate successor in the event of the unexpected death, incapacity or resignation of the CEO.

The Compensation and Governance Committee has the resources and authority to discharge its responsibilities, including authority to retain and terminate any compensation consulting firms, director search firms, independent legal counsel and other compensation advisers used to assist in carrying out its responsibilities, including sole authority to approve the fees and other retention terms for such consultants, lawyers, and advisers, with such fees to be borne by the Company. The committee may delegate to a subcommittee consisting of two or more members, to the extent permitted by applicable law, such of its duties and responsibilities as it deems appropriate and advisable. The committee periodically reports its activities to the Board of Directors.

The responsibilities and duties of the Compensation and Governance Committee are more fully set out in the committee’s charter, available on the Company’s website at www.seacoastbanking.net or upon written request to c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995. In 2012, the Salary and Benefits Committee held seven meetings and the Nominating and Governance Committee held three meetings.

During the Company’s participation in the CPP, the Salary and Benefits Committee met at least semi-annually with senior risk officers of the Company to (i) discuss and review the relationship between the Company’s risk management policies and practices and the incentive compensation arrangements of the Company’s senior executive officers, and to identify and take reasonable efforts to limit any features in such compensation arrangements that could lead the senior executive officers to take unnecessary or excessive risks that could threaten the value of the Company, and (ii) provide a certification with respect to this review. Notwithstanding our release from the CPP executive compensation requirements, the Committee and Board of Directors will continue to consider ways to limit risks that could result from our executive compensation programs. For additional information about the manner in which the Board of Directors oversees and monitors risks, see “Risk Oversight” above. For more information about the Company’s participation in the U.S. Treasury’s Capital Purchase Program, see “Compensation Discussion and Analysis - Effects of Participation in the Capital Purchase Program.”

Bank Committees

The Bank committees perform the duties customarily performed by similar committees at other financial institutions. In December 2008, the Bank’s board of directors formed the Compliance Committee, which is responsible for monitoring and coordinating the Bank’s adherence to the provisions of the formal agreement between the Bank and the Office of the Comptroller of the Currency entered into on December 16, 2008 (the “Formal Agreement”). The Formal Agreement provides for the development and implementation of written programs to reduce the Bank’s credit risk, monitor and reduce the level of criticized assets, and manage commercial real estate loan concentrations in light of current adverse market conditions.

Executive Officers

Executive officers are appointed annually at the organizational meeting of the respective Boards of Directors of Seacoast and the Bank following the annual meeting of Company shareholders, to serve until the next annual meeting and until successors are chosen and qualified.

Management Stock Ownership

As of the Record Date, March 21, 2013, based on available information, all directors, director nominees and executive officers of Seacoast as a group (17 persons) beneficially owned approximately 21,505,906 outstanding shares of Common Stock, constituting 22.7 percent of the total number of shares of Common Stock outstanding at that date. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 794,903 outstanding shares, or 0.8 percent of the outstanding shares, of Seacoast Common Stock, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans. See “Questions and Answers about the Proxy Solicitation Materials and the Proxy Solicitation” and “Security Ownership of Management and Certain Beneficial Holders.”

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COMPENSATION DISCUSSION & ANALYSIS

Overview

The Company’s executive compensation programs were influenced by several factors in 2012. At the beginning of the year, the local economy was beginning to heal, but uncertainty remained as to the pace of improvement, the interest rate environment, and to what extent these dynamics would impact the Company and our markets. During the first three months of the year, when Seacoast was a participant in the CPP, we were also restricted in the type of compensation we could provide to our named executive officers.

Despite economic uncertainty, 2012 was a building year for Seacoast. We reduced our remaining problem assets to a manageable level, accelerated our growth activities and initiatives, and cut our overall cost structure. We also saw steady growth in revenues throughout the year, and produced record results in our mortgage banking business. Most importantly, the Company launched a comprehensive plan to improve profitability in 2013 and beyond, which included expense reductions as well as material investments in new overhead, mostly associated with small business and commercial household growth. This focus on setting the stage for strong future earnings performance influenced executive compensation decisions in 2012, as no significant changes in compensation philosophy, objectives or components were made from 2011 to 2012. Instead, an emphasis was placed on creating incentive programs for 2013 that support strong earnings performance and growth going forward, without encouraging unnecessary risk-taking.

The following discussion and analysis describes the compensation of the Company’s named executive officers during 2012, as well as our compensation objectives and policies, the material elements of our compensation program, and the material factors considered in setting executive compensation. Our named executive officers for 2012 are listed below:

•	Dennis S. Hudson, III, Chairman and Chief Executive Officer of the Company and the Bank;

•	William R. Hahl, Executive Vice President and Chief Financial Officer of the Company and the Bank;

•	Maria G. Frias, Executive Vice President and Chief Risk Officer of the Company and the Bank;

•	H. Russell Holland, III, Executive Vice President and Chief Lending Officer of the Company and the Bank;

•	David Houdeshell, Executive Vice President and Chief Credit Officer of the Company and the Bank; and

•	O. Jean Strickland, former Senior Executive Vice President of the Company and President and Chief Operating Officer of the Bank, who served until her resignation effective on November 30, 2012.

The compensation of the named executive officers is presented in the tables and related information and discussed under “Executive Compensation” following this section.

Summary

The following is a brief overview of the information provided in this section.

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General

•	There were no material changes in our compensation philosophy, objectives or components from 2011 to 2012.

•	The objectives of our compensation program are to attract and retain talented executives, to align their interests with those of our shareholders, and to recognize their individual contributions to the achievement of the Company’s and the Bank’s performance objectives, while discouraging unnecessary or excessive risk.

•	Our goal is to be competitive with our total direct compensation, using industry data to benchmark compensation.

•	In 2012, compensation for our executives included:

-	base salary;

-	salary shares;

-	benefits that include the same group health and welfare benefit programs and tax-qualified retirement plans available to all of our employees, in addition to a non-qualified deferred compensation plan and supplemental executive life and disability coverage; and

-	limited executive perquisites.

•	Messrs. Hudson, Hahl and Holland each have an employment and/or change in control agreement that provides severance pay if the executive’s employment is terminated in certain circumstances.

2012 Compensation

In early 2012, the Compensation and Governance Committee (formerly the Salary and Benefits Committee), which we refer to in this section as the Committee, decided not to increase the base salary of CEO Dennis S. Hudson, III and not to make any short or long-term cash or equity awards to any of the Company’s executive officers. The Committee’s decision was based on the uncertain state of the financial markets and the Company’s status as a CPP participant.

Salary shares, which are designed to align with shareholder interests, were granted to Mr. Holland in October 2011 and were awarded throughout 2012, much like cash-based salary, with the last grant made in December 2012. As required for CPP compliance, these salary shares were vested upon grant and were based on a predetermined value.

Effect of Participation in the Capital Purchase Program

In December 2008, in conjunction with the Company’s participation in the CPP, each of the named executive officers, except Mr. Houdeshell who was hired in 2010 and Ms. Frias who was not an executive officer until after the Company’s CPP participation ended, entered into a consent agreement addressing the restrictions and limitations required by the CPP. Mr. Houdeshell subsequently signed an acknowledgement of the CPP restrictions.

The economic stimulus bill entitled the American Recovery and Reinvestment Act of 2009 (“ARRA”), and the related regulations, which became effective in 2009, revised and expanded the restrictions and requirements on the executive compensation paid by participants in the CPP. While the Company’s Series A Preferred Stock was owned by the U. S. Treasury, the Company was subject to the following restrictions:

•	Prohibition on severance. The Company could not make any severance payments to any of the five most highly compensated senior executive officers, other than payments for services performed or benefits accrued.

•	Prohibition on bonuses, retention awards, and other incentive compensation. The Company could not pay or accrue any bonus, retention award or incentive compensation to the five most highly compensated senior executive officers, other than certain awards of long-term restricted stock or bonuses payable under existing contracts.

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•	Clawback. The Company was required to “claw back” any bonus or incentive compensation paid to a senior executive officer based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate.

•	Prohibition on compensation plans that encourage earnings manipulation. The Company could not implement any compensation plan that would encourage manipulation of reported earnings in order to enhance the compensation of any of its employees.

•	Avoidance of luxury expenses. The Company was required to maintain a written policy prohibiting, or requiring prior approval of, excessive and luxury expenditures.

•	Prohibition of tax gross-ups. The Company could not pay gross-ups or other reimbursements for the payment of taxes to any of its senior executive officers.

•	Compensation deduction limit. For any taxable year during which the Treasury retained its CPP investment in the Company, including 2012, the Company had contractual commitments to the Treasury not to deduct for tax purposes executive compensation in excess of $500,000 per year for specified senior executive officers.

As a result of the U.S. Treasury’s sale of the Company’s Series A Preferred Stock to third parties on March 29, 2012, we are no longer subject to the above-described restrictions on executive compensation. However, these restrictions played an important role in our compensation policies, programs and arrangements during the years in which we were subject to the requirements of EESA, ARRA and Treasury’s related regulations, including 2012. Even though these specific restrictions are no longer applicable to us, the Committee and Board of Directors will continue to review the Company’s compensation arrangements to ensure that they do not encourage our executive officers to take unnecessary and excessive risks that threaten the value of our Company. Notwithstanding our release from the CPP executive compensation requirements, the Committee and Board of Directors will continue to consider ways to limit risks that could result from our executive compensation programs.

With our participation in the CPP, the components of compensation changed. Specifically, the relative portion of base salary to total direct compensation increased as a result of: i) the payment of additional salary in the form of stock, ii) the elimination of the annual cash incentive, iii) the exclusion of the use of stock options and stock appreciation rights, and iv) limits on the amount of restricted stock that could be granted. The impact of the CPP on our compensation program is summarized below:

Compensation Component	Prior to TARP CPP Participation	During TARP CPP Participation

Base Salary	• Cash only • Generally 50% to 75% of total compensation	• Cash • Salary Shares • 70-100% of total compensation

Short-Term Annual Incentive	• Cash awards based on performance	• Not permitted

Long-Term Incentive	• Stock options • Stock-settled stock appreciation rights • Restricted stock	• Limited to long-term restricted stock • Limited to one-third of total compensation

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Compensation Philosophy and Objectives

The concentration of wealth on the southeast coast of Florida makes the area in which the Company operates one of the most attractive regions in Florida for banks to operate and therefore a highly competitive employment market. The Company competes for talent with large national and regional bank franchises who seek local executive and production personnel, and with small local bank franchises who seek executive level talent.

In order to operate in this highly competitive market, the Company has implemented a complex business model that requires bankers who can leverage the best strategies of both large and small banking institutions. Specifically, the Company’s size allows it to compete for larger commercial relationships, supported by a complete product offering which includes trust, investment services, private banking and specialty financing, in addition to more common consumer and business banking services. However, to compete with smaller community banks in its markets, the Company also maintains a relationship banking focus on both consumer and commercial business customer needs. We believe this dual strategy requires an organizational culture driven by the value systems of its employees—where disciplines such as taking high levels of personal responsibility, creating effective relationships and providing superior customer service, ultimately drive profitability.

The Company strives to satisfy the demands of its business model by rewarding executive officers both for the successful implementation of Company corporate objectives and for individual performance. The Company considers a full range of compensation elements in order to compare favorably with its peers as it seeks to attract and retain key personnel.

In designing the compensation program for executive officers, the Committee seeks to achieve the following key objectives:

•	Attract and Retain Talented Executives. The compensation program should provide each executive officer with a total compensation opportunity that is market competitive. This objective is intended to ensure that there are highly competent leaders in the organization, while maintaining an appropriate cost structure for the Company.

•	Alignment with Shareholders. The compensation program should align executives’ interests with those of the Company’s shareholders, promoting actions that will have a long-term positive impact on total shareholder returns.

•	Recognize Individual Contributions. The compensation program should reward executive officers for individual contributions to the success of the Company’s operating performance. The Committee believes that over time the achievement of the Company’s performance objectives is the primary determinant of share price.

•	Discourage Taking Excessive Risk. The compensation program should limit any features that could lead to the senior executive officers taking unnecessary or excessive risks that could threaten the value of the Company.

Previously, the Committee had supported these desired objectives by reviewing the Company’s overall compensation program for executive officers, and the salary and benefit processes for all officers and employees on an annual basis, usually in the first quarter of each year. This information was then compared with relevant survey data and benchmarked against the 50th percentile of total compensation opportunity for similar positions at the Company’s peers and competitors. However, the Committee decided not to conduct a review of compensation for executive officers in early 2012. In the second half of the year, when the Company was no longer restricted by its participation in the CPP, the Committee decided to develop new incentive programs for those individuals who are in positions to meaningfully impact the Company’s bottom line goals. In August 2012, the Committee engaged Grant Thornton to conduct a review of compensation of the Company’s executive officers, which is described under “Role of the Compensation Consultant” below. The information obtained from the study is being used by the Committee to develop an incentive compensation program for executive officers for 2013.

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Determining Executive Compensation

Role of the Committee

The Committee is responsible for establishing our compensation philosophy and for overseeing our executive compensation policies and programs generally. As part of this responsibility, the Committee:

•	approves our executive compensation programs, including grants of equity awards;

•	evaluates the performance of the CEO and determines the CEO’s compensation; and

•	reviews the performance of other members of executive management and approves their compensation based on recommendations made by the CEO.

The Committee reviews executive officer compensation to ensure that such compensation is consistent with our compensation philosophies, Company and personal performance, changes in market practices and changes in individual responsibilities.

Role of the Compensation Consultant

From time to time, the Committee has engaged independent compensation consultants and advisors. In general, these consultants and advisors have provided compensation benchmarking and analytical data and have rendered advice to the Committee regarding all aspects of the Committee’s compensation decisions. The Committee has direct access to consultants and control over their engagement.

In 2010, the Committee engaged Grant Thornton, LLP, a nationally known independent consulting firm, to conduct a peer group analysis of director compensation and to provide advice on the chief executive officer’s performance review process and on employment contracts with our executive officers. The firm was paid a total of $79,385 for such services with the Committee and did not provide any services directly to the Company or to management.

Grant Thornton was also retained by the Committee in 2011 to provide advice on employment contracts with our executive officers and management succession planning. The firm was paid a total of $36,594 for such services with the Committee and did not provide any services directly to the Company or to management.

In August 2012, the Committee again engaged Grant Thornton to conduct a review of the compensation of the Company’s executive officers in comparison to a peer group of banks which was selected by Grant Thornton and approved by the Committee. In addition, Grant Thornton was engaged to provide assistance with development of a short-term incentive compensation plan and a long-term equity-based incentive plan for executive officers and key managers, which would be effective for 2013-2015, and to conduct a review of compensation paid to directors. The firm was paid a total of $85,245 for such services with the Committee and did not provide any services directly to the Company or to management.

In August 2012, the Committee evaluated the independence of Grant Thornton in light of new SEC rules and Nasdaq listing standards, which require consideration of the following factors:

•	whether any other services are provided to the Company by the consultant;

•	the fees paid by the Company as a percentage of the consulting firm’s total revenue;

•	the policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest;

•	any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee;

•	any company stock owned by the individual consultants involved in the engagement; and

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•	any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

The Committee discussed these considerations and concluded that the engagement of Grant Thornton and the services provided to the Committee by Grant Thornton did not raise any conflict of interest.

Benchmarking and Comparator Group

Grant Thornton’s 2012 review of executive compensation included a comparison of salary, bonus and other forms of compensation, including stock based compensation, for a peer group of 20 publicly held regional banks that were identified by Grant Thornton as being comparable to the Company in size and geography. The asset size of the peer group ranged between $1.5 billion and $2.9 billion, with an average asset size of $2.4 billion, based on data from the most recent fiscal quarter-end available at the time of the study. While the peer group was primarily based on asset size and geography, Grant Thornton also considered the peer bank’s business model, financial performance and future company focus. Given the dramatic changes in the banking landscape in the last few years and the limited number of banks of Seacoast’s size remaining in Florida, the study included two Florida-headquartered banks and other banks in the Southeastern U.S. The peer group also contained a combination of banks that had participated in the CPP and those not limited by CPP restrictions, as well as banks located in similar but less stressed markets. The peer group was comprised of:

• Ameris Bancorp (ABCB)	• Hampton Roads Bankshares, Inc. (HMPR)
• BNC Bancorp (BNCN)	• Metro Bancorp, Inc. (METR)
• Capital City Bank Group, Inc. (CCBG)	• Newbridge Bancorp (NBBC)
• Cardinal Financial Corporation (CFNL)	• Southeastern Bank Financial Corp. (SBFC.OB)
• CenterState Banks, Inc. (CSFL)	• Southern Community Financial Corp (SCMF)
• City Holding Company (CHCO)	• State Bank Financial Corp. (STBZ)
• Eagle Bancorp Inc. (EGBN)	• Stellarone Corp. (STEL)
• Fidelity Southern Corporation (LION)	• Sterling Bancorp (STL)
• First Community Bancshares, Inc. (FCBC)	• Univest Corporation of Pennsylvania (UVSP)
• FNB United Corp (FNBN)	• Virginia Community Bancorp Inc. (VCBI)

The previous peer group used by the Company was selected by Grant Thornton in 2009 during a similar review of the Company’s executive compensation. The peer group above includes many of the same financial institutions used in the 2009 study. Seven financial institutions that either had been closed by the FDIC, had become less than well-capitalized, were located outside the Southeastern U.S., or had become less comparable due to a change in asset size, business model or type of charter were eliminated from the list. Ten banks were added to replace those eliminated and round out the peer group to a total of 20 banks.

Grant Thornton concluded that between 2009 and the 2012 study, total compensation for the Company’s executive officers had declined in comparison to the market. To improve the competitiveness of the Company’s executive compensation package, Grant Thornton recommended the development of a long-term incentive plan designed to provide an opportunity for executives to earn equity compensation over a multi-year performance period based on achievement of specific performance targets. The Committee is considering adopting such an incentive program in 2013.

Elements of the 2012 Compensation Program for Executive Officers

The Company’s executive compensation program historically included short-term incentive compensation through an annual cash incentive plan and long-term equity compensation in the form of restricted stock, stock options and/or stock-settled stock appreciation rights. However, the Company did not offer these elements of compensation to executive officers in 2008, 2009 or 2010 due to the Company’s performance and its participation in the CPP. In 2011, when our performance improved, short and long-term incentive compensation was again provided through compensation forms which were permitted for participants in the CPP. After the compensation restrictions under the CPP ended in the first half of 2012, the Committee began to formulate a new incentive compensation program for executive officers which is expected to take effect in 2013. However, no material changes were made in the compensation program for executive officers from 2011 to 2012.

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As described in more detail below, the elements of the Company’s 2012 executive compensation program included:

•	base salary;

•	salary in the form of stock (“salary shares”);

•	retirement and employee welfare benefits; and

•	limited executive perquisites.

Base Salary

The base salary for each of our executive officers represents the fixed portion of their total compensation. In establishing executive officer base salaries, the Committee has historically considered individual annual performance and contribution to the Company’s overall profitability, as well as the relationship of an executive’s total compensation compared to similar executives in other banks. Information regarding salaries paid in the market is obtained annually through publicly available salary surveys and proxy statement data, and is used to evaluate the Company’s competitiveness in the employment market with its peers and competitors. Independent consultants selected by the Committee may also be used periodically to assess the competitiveness of the Company’s salaries. For additional information regarding the determination of the Company’s peer group, see “Determining Executive Compensation – Benchmarking and Comparator Group.”

The Company’s general philosophy is to provide base pay competitive with the market, and to reward individual performance while positioning salaries consistent with Company performance. Given our highly competitive employment market in South Florida and the Company’s business strategy, the base salary level for key executives generally is targeted at or above the 50th percentile of comparable positions.

Changes in the base salaries paid to executive officers, including the named executive officers, are recommended by the chief executive officer based on annual performance assessments and are reviewed and approved by the Committee. Performance assessments for base salary adjustments in 2012 were subjective, non-formulaic and were not based upon objective financial criteria. The Committee considers and approves any change in the base salary paid to the chief executive officer after meeting in executive session.

The Committee met in March 2012 and decided not to increase the base salaries of the CEO and the Company’s executive officers for 2012, except for Ms. Frias and Mr. Houdeshell, who received modest increases. Salary shares, which were first granted to Mr. Holland by the Company’s Board of Directors in October 2011, continued to be awarded to him throughout 2012. These salary shares were paid monthly, much like cash-based salary, and were based on a predetermined value. The salary shares earned by the executive were granted on a monthly basis on the fifteenth day of each month, each considered a “grant date”. The number of salary shares granted on a particular grant date was determined by dividing the portion of the executive’s earned monthly salary to be paid in salary shares by the closing price of Company Common Stock on Nasdaq Global Select Market on the grant date (with the result being rounded up to the nearest whole share). As required for TARP CPP compliance, the stock awarded as salary shares was non-forfeitable upon grant. The salary shares earned by Mr. Holland in 2012 were paid under the Company’s 2000 Long-Term Incentive Plan (“2000 LTIP”).

In March 2010, the Committee took certain actions affecting the compensation of the Company’s executive officers in response to the compensation restrictions imposed upon the Company and the Bank as a result of their participation in the CPP. The Committee also adopted a policy to limit executive officers’ cash-based salaries to $500,000. That policy remained applicable in 2012 as well.

Short-Term Annual Incentives

Prior to 2007, the Committee provided a cash bonus plan based on an annual budget approved by the full Board with the amounts payable in cash if certain performance levels relative to the budgeted earnings per share targets were achieved. During its participation in the CPP, including in 2012, the Company was restricted from paying cash incentive bonuses to its named executive officers.

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Long-Term Incentives

The Committee strives to reward effective long-term management decision-making through long-term incentives which focus attention on long-range objectives and future shareholder returns. Long-term incentives are also used to help achieve our objective of retaining top management talent.

Prior to the Company’s participation in the CPP, we provided long-term incentives through equity awards in the form of stock options, stock-settled stock appreciation rights (“SSARs”) and restricted stock awards granted under a shareholder-approved equity plan. We believe equity awards are valuable tools for creating proper motivation and incentive, promoting retention, and aligning the interests of management with those of the Company’s shareholders.

While the Company was a participant in the CPP, we were prohibited from making awards of stock options and SSARs, and were limited in the amount and form of restricted stock that could be granted to our named executive officers. Restricted stock awards to our named executive officers could not exceed one-third of the total amount of annual compensation, were required to have a minimum service requirement of at least two years, and could not be fully transferrable until after the Company repaid TARP.

Although we believe that restricted stock aligns with our goals for long-term incentives, no equity awards were made in 2012 due to the Company’s financial performance and continued uncertainty in the economy.

Retirement and Employee Welfare Benefits

The Company sponsors a retirement savings plan for employees of the Company and its affiliates (the “Retirement Savings Plan”) and a nonqualified deferred compensation plan for certain executive officers (the “Executive Deferred Compensation Plan”). We offer these plans, and make contributions to them, to provide employees with tax-advantaged savings vehicles and to encourage them to save money for their retirement.

The Retirement Savings Plan is a tax-qualified defined contribution plan. All employees who satisfy service eligibility requirements may participate in the plan. The Retirement Savings Plan has various features, including:

•	an employer matching contribution for salary deferrals,

•	an annual retirement contribution, and

•	a profit sharing contribution.

In addition, the Retirement Savings Plan has a feature under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) that allows employees to make voluntary “salary savings contributions” ranging from one percent to 75 percent of compensation (as defined by the Retirement Savings Plan), subject to federal income tax limitations. After-tax contributions may also be made by employees through “voluntary contributions” (as defined in the Retirement Savings Plan for each plan year) subject to certain statutory limitations. A retirement contribution is made on an annual discretionary basis by the Company of up to two percent of “retirement eligible compensation,” as defined in the Retirement Savings Plan. The Company contributions to the Retirement Savings Plan vest at the rate of 25 percent for each year the participant has worked at least 1,000 hours, with full vesting after four years of service. A participant becomes 100 percent vested in the event of death, disability or retirement on or after age 55.

The Company match on salary savings contributions was $0.50 for each dollar contributed up to four (4) percent of the employee’s annual compensation in 2012. The retirement contribution in 2012 was two (2) percent of annual compensation. The Company’s Board of Directors decided not to make a profit sharing contribution for 2012.

The Executive Deferred Compensation Plan is described under “Executive Compensation–Nonqualified Deferred Compensation.”

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In addition to our retirement programs, the Company provides employees with welfare benefits, including hospitalization, major medical, disability and group life insurance plans and paid vacation. We also maintain a Section 125 cafeteria plan that allows our employees to set aside pre-tax dollars to pay for certain benefits. All of the full-time employees of the Company and the Bank, including the named executive officers, are eligible to participate in the Retirement Savings Plan and our welfare plans, subject to the terms of those plans.

The Bank provides supplemental disability insurance to certain members of executive management, including the named executive officers, in excess of the maximum benefit of $10,000 per month provided under the group plan for all employees. The supplemental insurance provides a benefit up to 70 percent of the executive’s monthly pre-disability income based on the executive’s base salary and annual incentive compensation. Coverage can be converted and maintained by the individual participant after employment ends. The benefit may be reduced by income from other sources, and a partial benefit is paid if a disabled participant is able to work on a part-time basis. In 2012, the Company paid a total of $14,789 for supplemental disability insurance for the named executive officers.

The retirement and employee welfare benefits paid by the Company for the named executive officers that are required to be disclosed in this proxy statement are included below in the “Summary Compensation Table”, the “Components of All Other Compensation”, and the “Nonqualified Deferred Compensation Table”, and are described in the footnotes thereto.

Executive Perquisites

We do not consider perquisites to be a significant element of our compensation program. However, we believe they are important and effective for attracting and retaining executive talent. We do not provide tax reimbursements, or “gross-ups,” on perquisites. For 2012, perquisites were limited to club membership, the use and maintenance of company owned automobiles, and car allowances for certain executives. For additional details regarding the executive perquisites, see below the “Summary Compensation Table” and the “Components of All Other Compensation”.

Risk Analysis of Executive Compensation

The Committee believes that the Company’s executive compensation program does not encourage excessive risk or unnecessary risk-taking. The Company’s programs have historically been balanced to focus executives on both short and long-term financial and operational performance.

In 2012, the Company did not provide any short-term cash incentive awards to its executive officers. However, salary shares were granted to one executive officer. To mitigate potential risk-taking, salary shares are vested on the date of grant and are awarded periodically through the year at a predetermined value. The base salaries are fixed in amount and thus do not encourage risk-taking.

In addition, to comply with the standards of the CPP as described above, the Committee was required to review senior executive officer and employee compensation plans with the Company’s senior risk officers to identify and limit features of any plan that could lead to unnecessary and excessive risks. The Committee was also required to review employee compensation plans to identify and eliminate features that could encourage the manipulation of reported earnings. For a further discussion of the results of these reviews, see “Compensation and Governance Committee Report” below.

Clawback Policies

During our participation in the CPP, the Company was required to recoup or “claw back” any bonus or incentive compensation paid to a senior executive officer based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate.

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Since our participation in the CPP ended, we adopted a Compensation Recoupment Policy to recover, to the extent practicable and appropriate, incentive compensation from any executive officer when:

•	the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results that were subsequently the subject of a restatement, regardless of whether the executive engaged in misconduct or otherwise contributed to the requirement for the restatement; and

•	a lower payment or award would have been made to the executive officer based upon the restated financial results.

The policy is available on our website at www.seacoastbanking.net. The policy, as written, anticipates the final rules implementing the clawback provision of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, but will be amended, if necessary, when final regulations are issued by the SEC.

Stock Ownership Guidelines

The Executive Equity Compensation Program (“Equity Compensation Program”), established in 2006, was designed to provide a framework for annual grants of restricted stock and stock-settled stock appreciation rights under the Company’s shareholder-approved equity plans, in order to promote the corporate objective of increasing executive stock ownership. Equity awards, if any, are granted to certain participants under the program based on guidelines established by the Committee.

As part of the Equity Compensation Program, the Board established stock ownership guidelines for its officers and directors, as described below:

Stock Ownership

Tier 1 Officer	3 times annual salary
Tier 2 Officer	2 times annual salary
Tier 3 Officer	2 times annual salary
Tier 4 Officer	1 times annual salary
Board Members	5 times annual retainer

The Equity Compensation Program was designed to allow a participant to earn targeted ownership over a reasonable period, usually within five to seven years, provided individual and Company targets are achieved and provided the participant fully participates in the program. The CEO is a Tier 1 participant and each of the other named executive officers is a Tier 2 participant in the Equity Compensation Program. Tiers 3 through 5 are comprised of Bank officers, including line of business and support officers, senior managers and division heads, and other key contributors. Except for CEO Dennis S. Hudson, III, the named executive officers have not yet met the established stock ownership guidelines, since no equity awards were made in 2008, 2009, 2010 and 2012.

Impact of Deduction Limit

Code Section 162(m) generally establishes, with certain exceptions, a $1 million deduction limit for all publicly held companies on compensation paid to an executive officer in any year.

The deductibility of executive compensation paid by the Company was limited in 2012 under the provisions of the CPP as described above. As part of its participation in the CPP, the Company agreed to be subject to amendments to Section 162(m) which limit the deductibility of all compensation, including performance based compensation, to $500,000 per executive with respect to any taxable year during which the Treasury retains its CPP investment in the Company. When our Board of Directors approved participation in the CPP, it was aware of, considered and agreed to the potential increased after-tax cost of our executive compensation program that would arise because of the $500,000 deduction limitation under the CPP, although the ARRA restrictions had not been proposed at that time.

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The Committee gives strong consideration to the deductibility of compensation in making its compensation decisions for executive officers, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives with the goal of creating long-term shareholder value. The Committee reserves the right to pay executives’ compensation that is not deductible under Section 162(m).

Results of Shareholder Advisory Vote on Executive Compensation

In accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company’s status as a CPP participant, since 2009 the Company has annually included in its proxy a separate advisory vote on the compensation paid to its executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related proxy disclosure, commonly known as a “say-on-pay” proposal. Our say-on-pay proposals received the majority approval of shareholders in 2009, 2010, 2011 and 2012. Of the 72,378,839 votes cast on the say-on-pay proposal at the 2012 Annual Meeting (excluding broker non-votes), 70,207,583 votes were cast in favor of the resolution and 1,991,081 were cast against the resolution. The proposal was approved by a vote of 97.2 percent of the total number of votes cast on the proposal. The Company and the Committee have considered these results and concluded that a significant majority of the shareholders supported the Company’s executive compensation program in 2012.

In light of this support, the Committee does not intend to make any changes to our executive compensation philosophy or objectives, and our program for 2013 will continue to support those objectives. However, given the end to the compensation restrictions under the CPP and to promote the Board’s comprehensive plan to improve profitability in 2013 and beyond, the Committee is in the process of formulating a new incentive compensation program for executive officers which will take effect in 2013. The Committee will continue to monitor best practices, future advisory votes on executive compensation and other shareholder feedback to guide it in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its shareholders.

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2012 COMPENSATION

EXECUTIVE COMPENSATION

The table below sets forth the elements that comprise total compensation for the named executive officers of the Company for the periods indicated.

2012 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)		Bonus ($)	Stock Awards ($) (2)	Options Awards ($) (2)	All Other Compen- sation ($) (3)	Total ($)

Dennis S. Hudson, III	2012	$500,000		—	—	—	$21,197	$521,197
Chairman & Chief Executive	2011	500,000		—	$141,063	—	8,703	649,766
Officer of Seacoast and the Bank	2010	500,000		—	31,450	—	15,132	546,582

William R. Hahl	2012	$310,000		—	—	—	$24,269	$334,269
Executive Vice President & Chief	2011	310,000		—	$87,458	—	14,001	411,459
Financial Officer of Seacoast and	2010	310,000		—	—	—	14,001	324,001
the Bank

Maria G. Frias	2012	$160,242		—	—	—	$9,528	$169,770
Executive Vice President & Chief
Risk Officer of Seacoast and the
Bank

H. Russell Holland, III	2012	$340,912	(4)	—	—	—	$37,781	$378,693
Executive Vice President & Chief	2011	290,901	(4)	—	$79,250	—	24,266	394,417
Lending Officer of Seacoast and	2010	280,900		—	—	—	24,266	305,166
the Bank

David D. Houdeshell	2012	$225,000		—	—		$11,742	$236,742
Executive Vice President & Chief	2011	218,750		—	$39,504	—	5,018	263,272
Credit Officer of Seacoast and the					—
Bank

O. Jean Strickland	2012	$411,879		—	—	—	$313,885	$725,764
Former Senior Executive Vice	2011	429,500		—	$121,169	—	17,476	568,145
President of Seacoast and	2010	429,500		—	—	—	16,653	446,153
President & Chief Operating
Officer of the Bank

(1)	A portion of executive’s base salary included in this number may have been deferred into the Company’s Executive Deferred Compensation Plan, the amounts of which are disclosed in the Nonqualified Deferred Compensation Table for the applicable year. Executive officers who are also directors do not receive any additional compensation for services provided as a director.

(2)	Represents the aggregate grant date fair value as of the respective grant date for each award calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2012. For additional information regarding such grants, see “Compensation Discussion and Analysis – Summary – 2012 Compensation” and “Elements of the 2012 Compensation Program for Executive Officers – Base Salary.” See also “2012 Grants of Plan-Based Awards” below.

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(3)	Additional information regarding other compensation is provided in “2012 Components of All Other Compensation” below.

(4)	Of the base salary received by Mr. Holland in 2011 and 2012, $10,001 and $60,013, respectively, was paid in salary shares.

2012 COMPONENTS OF ALL OTHER COMPENSATION

	Company Paid Contributions to Retirement Savings Plan		Company Paid Contribu- tions to Executive	Premium		Paid by
Name	Match	Discre- tionary Retire- ment	Deferred Compen- sation Plan(1)	on Supple- mental Disability Insurance	Excess Life Insurance Benefit	Company into Cafeteria Plan	Per- quisites		Severance Benefits		Total

Dennis. S. Hudson, III	$5,000	$10,000	—	$3,325	$2,322	$550	—		—		$21,197

William R. Hahl	$5,000	$6,200	$5,050	$3,630	$3,839	$550	—		—		$24,269

Maria G. Frias	$3,205	$3,205	—	$1,326	$1,242	$550	—		—		$9,528

H. Russell Holland, III	$5,000	$5,618	$3,886	$2,593	$810	$550	$19,324	(2)	—		$37,781

David Houdeshell	$4,480	$4,500	—	$970	$1,242	$550	—		—		$11,742

O. Jean Strickland	$4,295	$7,880	$8,398	$2,944	$1,191	$504	$7,055	(3)	$281,618	(4)	$313,885

(1)	Earned in reporting year, but paid in following year. Also reported in the “Nonqualified Deferred Compensation Table”.

(2)	Car allowance and personal use of club membership.

(3)	Represents the Company’s expense to provide Ms. Strickland with the use of a Company vehicle, paid in lieu of a car allowance as provided for under her employment agreement. The amount indicated includes the cost for the vehicle’s insurance, fuel, repairs and maintenance.

(4)	Ms. Strickland served as an executive officer of the Bank and Company through November 30, 2012. Represents $214,750 for transition services paid under the separation agreement described below under “Employment and Change in Control Agreements – Former Executive Officer Agreement,” $19,900 for the value of the company car purchased at a discount and $46,968 in reimbursed personal legal expenses.

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2012 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information concerning plan-based awards granted during 2012 to the named executive officers. All equity awards relate to Common Stock. There are no stock awards involving Preferred Stock.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock #		Grant Date Fair Value of Stock Awards (2) $
Dennis S. Hudson, III	—	—		—
William R. Hahl	—	—		—
Maria G. Frias	—	—		—
	1/13/2012	2,995	(1)	$5,002
	2/13/2012	2,778	(1)	5,000
	3/15/2012	2,689	(1)	5,002
	4/13/2012	3,106	(1)	5,002
	5/15/2012	3,334	(1)	5,001
H. Russell Holland, III	6/15/2012	3,547	(1)	5,001
	7/13/2012	3,312	(1)	5,001
	8/15/2012	3,473	(1)	5,001
	9/14/2012	3,106	(1)	5,001
	10/15/2012	3,185	(1)	5,000
	11/15/2012	3,572	(1)	5,001
	12/14/2012	3,334	(1)	5,001
David Houdeshell	—	—		—
O. Jean Strickland	—	—		—

1)	Salary shares granted under the 2000 Long-term Incentive Plan. The salary shares were base salary earned by Mr. Holland and paid in shares of Common Stock on a monthly basis. The number of salary shares granted on a particular grant date was determined by dividing the portion of Mr. Holland’s earned monthly salary to be paid in salary shares by the closing price of Seacoast common stock on the Nasdaq Global Select Market on the grant date (with the result being rounded up to the nearest whole share). The stock awarded as salary shares was non-forfeitable upon grant.

2)	Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note J to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2012.

Employment and Change in Control Agreements

The Company and the Bank currently maintain employment and change in control agreements with certain of the Company’s executive officers, the terms of which are described in more detail below.

Employment Agreements

The Bank entered into an employment agreement with Dennis S. Hudson, III on January 18, 1994, and a similar employment agreement with H. Russell Holland, III on January 2, 2007. The employment agreements had initial terms of three years for Mr. Hudson and two years for Mr. Holland, and provide for automatic one-year extensions unless expressly not renewed. These agreements were amended on December 31, 2008 to comply with Code Section 409A and the final regulations issued thereunder.

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The employment agreements provide for hospitalization, insurance, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, reasonable club dues and an automobile allowance for Mr. Holland. Each executive subject to these contracts may also receive other compensation including bonuses, and the executive will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. In addition, the agreements contain certain non-competition, non-disclosure and non-solicitation covenants.

The employment agreements with Dennis S. Hudson, III and H. Russell Holland, III include provisions for termination upon death or permanent disability of the executive and also for cause, which includes willful and continued failure to perform the assigned duties, crimes, and breaches of the Bank’s Code of Conduct.

The agreements also provide for termination upon the occurrence of a change in control. The change in control provisions in Mr. Hudson’s employment agreement have been superseded by those in his change of control agreement discussed below. Mr. Holland’s agreement contains change in control provisions which provide that certain events will constitute a “change in control,” including:

•	the acquisition of the Company or the Bank in a merger, consolidation or similar transaction;

•	the acquisition of 51 percent or more of the voting power of any one or all classes of Common Stock;

•	the sale of all or substantially all of the assets of the Company or the Bank; and

•	certain other changes in share ownership.

Upon the occurrence of a change in control, the executive may terminate the contract within one year following the date of such change in control. Termination may also be permitted by the executive if after a change in control, there is a change in duties and powers customarily associated with the office designated in such contract. Upon any such termination following a change in control, Mr. Holland will be entitled to receive base salary, hospitalization and other health benefits for two years.

For a further discussion of the payments and benefits to which Mr. Hudson and Mr. Holland are entitled upon termination of their employment see “2012 Other Potential Post-Employment Payments.”

Change in Control Agreements

On December 24, 2003, the Company entered into change in control employment agreements with Dennis S. Hudson, III and William R. Hahl. The change in control agreements had initial terms of three years for Mr. Hudson and two years for Mr. Hahl, and provide for automatic one-year extensions unless expressly not renewed. A change in control must occur during these periods (the “Change in Control Period”) to trigger the agreement. Mr. Hudson’s agreement supersedes the change in control provisions in his employment agreement with the Bank. For a further discussion of the benefits and payments provided for under these agreements see “2012 Other Potential Post-Employment Payments”.

The change in control employment agreements with Dennis S. Hudson, III and William R. Hahl provide that, once a change in control has occurred, the executive subject to the contract (the “Subject Executive”) and the Company agree to continue, for the Change in Control Period, the Subject Executive’s employment in the same position as held in the 120-day period prior to the change in control. If the Subject Executive is terminated for “cause” or resigns “without good reason,” as defined in the agreement, the Subject Executive will receive payment of the Subject Executive’s base salary and unused vacation through the date of termination; and any previously accrued and deferred compensation (the “Accrued Obligations”).

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If the Subject Executive resigns for “good reason” or is terminated “without cause,” or resigns for any reason during a 30-day period specified in the contract, the Subject Executive will receive:

•	the Accrued Obligations;

•	a bonus equal to the highest bonus earned by the Subject Executive for the previous three full fiscal years (“Highest Bonus”) multiplied by a fraction (the numerator of which is the number of days between January 1 and the Subject Executive’s date of termination and the denominator of which is 365);

•	an amount equal to what the Subject Executive’s annual base salary plus Highest Bonus would have been over the Change in Control Period; and

•	health and other welfare benefits for the duration of the Change in Control Period.

In addition, all unvested stock options to acquire stock of the Company and all awards of restricted stock of the Company held by Subject Executive as of the date of termination shall be immediately and fully vested as of the date of termination and, in the case of stock options, shall be fully exercisable as of the date of termination.

Former Executive Officer Agreement

On August 31, 2012, the Company and O. Jean Strickland entered into a separation agreement and general release outlining the terms of her termination of employment. Ms. Strickland subsequently executed a waiver and general release of claims on November 20, 2012. The separation agreement provided for Ms. Strickland’s compensation from August 31, 2012 until her termination of employment on November 30, 2012, as well as her compensation for transition services for a period of six months thereafter. Under the agreement, the Company agreed to: i) pay Ms. Strickland a lump sum of $214,750, less tax-related deductions and withholdings for such transition services, ii) reimburse Ms. Strickland for reasonable legal expenses she incurred for negotiating and finalizing the agreement, and iii) pay health insurance premiums for a period of up to 6 months after her resignation. Pursuant to the agreement, the Company also agreed that Ms. Strickland, as of the date of the termination of her employment, would no longer be bound by the noncompetition provisions in her employment agreement. However, the separation agreement requires that Ms. Strickland be subject to certain restrictive covenants, including non-recruitment of the Company’s employees and affiliates, non-interference in the Company’s business relationships, and non-disclosure of the Company’s confidential information.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2012

The following table sets forth certain information concerning outstanding equity awards as of December 31, 2012 granted to the named executive officers. This table includes the number of shares of Common Stock covered by both exercisable options, non-exercisable options or stock appreciation rights (“SARs”), and unexercised unearned options or SARs awarded under an equity incentive plan that were outstanding as of December 31, 2012. Also reported are the number of shares of Common Stock, and their market value, that had not vested as of December 31, 2012. All exercised and vested shares are shares of Common Stock, and all options and SARs relate to Common Stock. There are no options or SARs involving Preferred Stock.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Option (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)

Dennis S. Hudson, III	75,000		—	$17.08	11/17/2013
	30,000		—	$22.40	12/21/2014
	27,600	(3)	—	$26.72	05/16/2016
	73,135	(4)	—	$22.22	04/02/2017
						16,553	(5)	$26,650
						99,340	(6)	159,937

William R. Hahl	13,000		—	$17.08	11/17/2013
	5,000		—	$22.40	12/21/2014
	7,350	(3)	—	$26.72	05/16/2016
	19,541	(4)	—	$22.22	04/02/2017
						61,590	(6)	$99,160

Maria G. Frias	2,600		—	$17.08	11/17/2013
	1,500		—	$22.40	12/21/2014
	2,900	(3)	—	$26.72	05/16/2016
	6,005	(4)	—	$22.22	04/02/2017
						9,910	(7)	$15,955

H. Russell Holland, III	3,000	(8)	—	$27.36	07/06/2016
	28,198	(4)	—	$22.22	04/02/2017
						55,810	(6)	$89,854

David Houdeshell	—		—	—	—	27,820	(7)	$44,790

O. Jean Strickland	—		—	—	—	—		—

(1)	The named executive officer has full voting and dividend rights with respect to the restricted stock during the vesting period.

(2)	For the purposes of this table, the market value is determined using the closing price of the Company’s Common Stock on December 31, 2012.

(3)	Represents fully-vested stock-settled stock appreciation rights granted to the named executive officer on May 16, 2006.

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(4)	Represents fully-vested stock-settled stock appreciation rights granted to the named executive officer on April 2, 2007.

(5)	Represents restricted stock award granted to Mr. Hudson on March 18, 2010 to compensate him for his loss in base salary as a result of a $500,000 base salary cap implemented on January 1, 2010. The restricted stock will vest upon repayment of all CPP funds by the Company, subject to Mr. Hudson’s continued employment with the Company.

(6)	Represents restricted stock award of Common Stock granted to the named executive officer on August 23, 2011. As long as the named executive officer remains employed by the Company, the shares vest in their entirety on the later of: i) August 23, 2016 and ii) the date the Committee determines, and certifies in writing, that the Company has attained an annual return on equity of 10% or more for any fiscal year starting after August 23, 2011.

(7)	Represents time-vested restricted stock award of Common Stock granted to the named executive on August 23, 2011. As long as named executive officer remains employed by the Company, the shares will vest in their entirety on August 23, 2016.

(8)	Represents fully-vested stock-settled stock appreciation rights granted to Mr. Holland on July 6, 2006.

2012 OPTION EXERCISES AND STOCK VESTED

The following table reports the vesting of stock awards or similar instruments during 2012 granted to the named executive officers and the value of the gains realized on vesting. No stock options were exercised in 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)(2)
Dennis S. Hudson, III	336	$578
William R. Hahl	1,127	$2,101
Maria G. Frias	—	—
H. Russell Holland, III	41	$71
David Houdeshell	—	—
O. Jean Strickland	85,330	$125,435

(1)	All vested shares are shares of Common Stock. There are no stock awards involving Preferred Stock.

(2)	The value realized was determined using the closing price of the stock on the applicable vesting date.

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2012 NONQUALIFIED DEFERRED COMPENSATION

The following table discloses, for each of the named executive officers, contributions, earnings and balances during 2012 under the Executive Deferred Compensation Plan, described below.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

D. S. Hudson, III	—	—	$47,178	—	$483,081	(3)
W. R. Hahl	$31,000	$5,050	$26,757	—	$269,997	(4)
M. Frias (5)	—	—	—	—	—
H. R. Holland, III	$2,963	$3,886	$145	—	$2,978
D. D. Houdeshell (5)	—	—	—	—	—
O. J. Strickland	$22,000	$8,398	$21,158	—	$269,539	(6)

(1)	Total amount included in the All Other Compensation column of the Summary Compensation Table. This amount was contributable in 2012, but was credited to the account of the named executive officer in 2013.

(2)	None of the earnings or dividends paid under the Executive Deferred Compensation Plan are above-market or preferential.

(3)	Includes $230,238 contributed by the Company, as well as executive contributions, which were included in the Summary Compensation Table for previous years.

(4)	Includes $37,199 contributed by the Company, as well as executive contributions, which were included in the Summary Compensation Table for previous years.

(5)	Ms. Frias and Mr. Houdeshell are not participants in the Executive Deferred Compensation Plan.

(6)	Includes $51,002 contributed by the Company, as well as executive contributions, which were included in the Summary Compensation Table for previous years.

Executive Deferred Compensation Plan

The Bank’s Executive Deferred Compensation Plan is designed to permit a select group of management and highly compensated employees, including three of the current named executive officers (Hudson, Hahl and Holland) and Ms. Strickland prior to her resignation, to elect to defer a portion of their compensation until their separation from service with the Company, and to receive matching and other Company contributions that are precluded under the Company’s Retirement Savings Plan as a result of limitations imposed under ERISA.

The Executive Deferred Compensation Plan was amended and restated in 2007 to reflect changes arising from requirements under Code Section 409A and the underlying final regulations. As a result, each participant account is separated into sub-accounts to reflect:

•	contributions and investment gains or losses that were earned and vested on or before December 31, 2004, and any subsequent investment gains or losses thereon (the “Grandfathered Benefits”); and

•	contributions and earnings that were earned and vested after December 31, 2004 (the “Non-Grandfathered Benefits”).

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A participant’s elective deferrals to the Executive Deferred Compensation Plan are immediately vested. The Company contributions to the Executive Deferred Compensation Plan vest at the rate of 25 percent for each year of service the participant has accrued under the Retirement Savings Plan, with full vesting after four years of service. If a participant would become immediately vested in his or her Company contributions under the Retirement Savings Plan for any reason (such as death, disability, or retirement on or after age 55), then he or she would also become immediately vested in his or her account balance held in the Executive Deferred Compensation Plan.

Each participant directs how his or her account in the Executive Deferred Compensation Plan is invested among the available investment vehicle options. The plan’s investment options are reviewed and selected annually by a committee appointed by the Board of Directors of the Company to administer the plan. The plan committee may appoint other persons or entities to assist it in its functions. No earnings or dividends paid under the Executive Deferred Compensation Plan are above-market or preferential.

All amounts paid under the plan are paid in cash from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his or her plan account that is greater than that of an unsecured creditor.

Upon a participant’s separation from service with the Company, he or she will receive the balance of his or her account in cash in one of the following three forms specified by the participant at the time of initial deferral election, or a subsequent permitted amendment:

•	a lump sum;

•	monthly installments over a period not to exceed five years; or

•	a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five (5) years.

A participant may change his or her existing distribution election relating to Non-Grandfathered Benefits only in very limited circumstances. Upon death of the participant, any balance in his or her account will be paid in a lump sum to his or her designated beneficiary or to his or her estate.

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2012 other potential post-employment payments

The following table quantifies, for each of the named executive officers, the potential post-employment payments under the provisions and agreements described above under “Employment and Change in Control Agreements”, assuming that the triggering event occurred on December 31, 2012. The closing market price of the Company’s common stock on that date was $1.61 per share. None of the named executive officers would be eligible for any of these payments if they were terminated for cause. The amounts shown for Ms. Strickland in the following table represent amounts and benefits paid pursuant to her separation agreement, as described under “Employment and Change in Control Agreements – Former Executive officer Agreement” above.

Name	Term (in years) (#)		Cash Severance ($)	Value of Other Annual Benefits ($)	Total Value of Outstanding Stock Awards that Immediately Vest ($)		Total Value of Benefit ($)

Dennis S. Hudson, III
Upon Termination without Cause (1)	2	(2)	$1,000,000	$42,394	—		$1,042,394
Upon Death or Disability (1)	2	(2)	1,000,000	42,394	$26,650	(3)	1,069,044
Upon Termination Following a Change-in-Control (4)	3		1,500,000	63,591	26,650		1,590,241
Upon Change-in-Control without Termination	—		—	—	26,650		26,650

William R. Hahl
Upon Termination Following a Change-in-Control (4)	2		$620,000	48,538	—		$668,538
Upon Change-in-Control without Termination	—		—	—	—		—

Maria G. Frias
Upon Disability	—		—	—	$15,955	(3)	$15,955
Upon Death	—		—	—	15,955	(3)	15,955
Upon Termination Following a Change-in-Control	—		—	—	15,955	(3)	15,955
Upon Change-in-Control without Termination	—		—	—	15,955	(3)	15,955

H. Russell Holland, III
Upon Termination without Cause (5)	1	(6)	$340,900	$36,914	—		$377,814
Upon Disability	1	(6)	—	—	—		—
Upon Death (5)	2	(6)	—	36,914	—		36,914
Upon Termination Following a Change-in-Control (5)	2	(6)	681,800	36,914	—		718,714
Upon Change-in-Control without Termination	—		—	—	—		—

David Houdeshell	—
Upon Disability	—				$44,790	(3)	$44,790
Upon Death	—				44,790	(3)	44,790
Upon Termination Following a Change-in-Control	—				44,790	(3)	44,790
Upon Change-in-Control without Termination	—				44,790	(3)	44,790

O. Jean Strickland	—		—	—	—		$281,618	(7)

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(1)	As provided for in Mr. Hudson’s employment agreement, the Bank would continue to pay to Mr. Hudson or his estate or beneficiaries his annual base salary, including any other cash compensation to which he would be entitled at termination date, for the period indicated under Term. In addition, the Bank would continue to pay the hospitalization insurance premium (including major medical) for Mr. Hudson, his spouse and eligible dependents, as well as long-term disability and life insurance premiums for the term indicated or until his earlier death. In the case of disability, the annual base salary shall be reduced by any amounts received by Mr. Hudson under the Bank’s long term disability plan or from any other collateral source payable to disability, including social security benefits.

(2)	The initial term of agreement is three years with automatic renewal on each anniversary, but benefits under the agreement are paid for the Term as indicated in the table.

(3)	As provided for in the award agreement for the individual equity award.

(4)	As provided for in the respective change in control agreement, the Company shall pay the executive officer in a lump sum in cash within thirty (30) days after the date of termination the aggregate of the: (i) base salary through the termination date to the extent not paid (assumed already paid in table above), (ii) annual bonus (prorated in the event that the executive was not employed by the Company for the whole of such fiscal year), and (iii) annual base salary and annual bonus, multiplied by the Term as indicated in the table. Annual base salary is equal to 12 times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the executive officer by the Company in the 12-month period immediately preceding the month in which the triggering event occurs. Annual bonus is equal to the executive officer’s highest annual bonus for the last three full fiscal years prior to the triggering event. All unvested stock options and restricted stock of the Company held by the executive officer shall immediately and fully vest on termination. In addition, for the Term indicated, the Company will pay or provide to the executive officer or eligible dependents “Other Annual Benefits.” “Other Annual Benefits” include Company-paid profit-sharing contributions, medical, prescription, dental, employee life, group life, accidental death and travel accident insurance plans and programs paid by the Company prior to the change in control. If the executive officer’s employment is terminated by reason of death, disability, retirement or for cause within the term indicated following a change in control, no further payment is owed to the executive except for accrued obligations, such as earned but unpaid salary and bonus.

(5)	As provided for in Mr. Holland’s employment agreement, the Bank shall continue to pay him or his estate or beneficiaries his annual base salary, together with the annual bonus, in equal monthly installments for the Term indicated, except in the case of death or disability. In addition, the Bank will continue to pay the hospitalization insurance premium (including major medical) for Mr. Holland, his spouse and eligible dependents, as well as long-term disability and life insurance premiums for the term indicated and for two years for Mr. Holland in the case of termination without cause, death or change-in-control.

(6)	The initial term of agreement is one year with automatic renewal on each anniversary, but benefits under the agreement are paid for the Term as indicated on the table.

(7)	Ms. Strickland served as an executive officer of the Bank and Company through November 30, 2012. As described under “Employment and Change in Control Agreements – Former Executive officer Agreement” above, Ms. Strickland’s employment agreement was terminated pursuant to a separation agreement, under which she received aggregate payments and benefits in the amount of $281,618. This amount is included in the “All Other Compensation” column of the Summary Compensation Table. Ms. Strickland’s separation agreement requires her to comply with certain restrictive covenants, including non-recruitment of the Company’s employees and affiliates, non-interference in the Company’s business relationships, and non-disclosure of the Company’s confidential information.

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2012 DIRECTOR COMPENSATION

The table below sets forth the elements that comprise total compensation for Board members who are not employees of the Company or the Bank.

Name	Fees Earned or Paid in Cash ($) (1)		All Other Compensation ($)		Total ($)

Stephen E. Bohner	$65,200		—		65,200

John H. Crane	$61,400		—		61,400

T. Michael Crook	$50,900	(2)	—		50,900

H. Gilbert Culbreth, Jr.	$57,200		—		57,200

Christopher E. Fogal	$62,200		—		62,200

Roger O. Goldman	$138,633	(3)	$3,333	(3)	141,966

Robert B. Goldstein	$38,900	(4)	—		38,900

Dale M. Hudson	$46,100		—		46,100

Dennis S. Hudson, Jr.	$46,100		—		46,100

Thomas E. Rossin	$68,100		—		68,100

Edwin E. Walpole, III	$37,000		—		37,000

(1)	Non-employee directors of the Company or the Bank are paid an annual retainer of $23,000 for their service as directors of the Company and its subsidiaries. In addition to the annual retainer, non-employee directors receive $700 for each Board meeting attended, $700 for each committee meeting attended and $800 for each committee meeting chaired, including Bank committees. The members of the Audit Committee and Compensation and Governance Committee receive an additional $100 for each of these committee meetings attended and $200 for each of these committee meetings chaired. Executive officers who are also directors do not receive any compensation for services provided as a director.

(2)	This entire amount was deferred into the Company’s Directors’ Deferred Compensation Plan described below.

(3)	Of the compensation earned by Mr. Goldman in 2012, $92,800 was for his service as a Company and Bank director, $45,833 was for his service as Lead Director, which began on November 1, 2012, and $3,333 was a housing allowance. As Lead Director, Mr. Goldman receives: i) the same annual retainer and meeting fees paid to other Directors, ii) an annual Lead Director fee of $275,000, and iii) an annual housing allowance of $20,000. Except for the housing allowance, all of the compensation earned by Mr. Goldman was deferred into the Company’s Directors’ Deferred Compensation Plan described below.

(4)	80% of the compensation earned by Mr. Goldstein as a director is paid to CapGen Capital Advisors LLC.

Non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending board, committee and shareholders meetings and other designated Company events.

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Directors’ Deferred Compensation Plan

The Company has a Directors’ Deferred Compensation Plan to allow each non-employee director of the Company and the Bank to defer receipt of his director compensation until his separation from service with the Company. Each participant directs how his account in the Directors’ Deferred Compensation Plan is invested among the available investment vehicle options, including a Company stock fund (“Stock Account”). The plan’s investment options are reviewed and selected annually by a Committee appointed by the Board of Directors of the Company to administer the plan. No earnings or dividends paid under the Directors’ Deferred Compensation Plan are above-market or preferential.

All amounts paid under the plan are paid in cash from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his plan account that is greater than that of an unsecured creditor.

Upon a participant’s separation from service, the participant will receive the balance of his Stock Account in shares of Company Common Stock and the balance of his other plan accounts in cash in one of the following three forms specified by the participant at the time of initial deferral election:

•	a lump sum;

•	monthly installments over a period not to exceed five years; or

•	a combination of an initial lump sum of a specified dollar amount and the remainder in monthly installments over a period not to exceed five years.

Upon death of a participant, any balance in his account shall be paid in a lump sum to his designated beneficiary or to his estate.

50

COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Compensation and Governance Committee (formerly the Salary and Benefits Committee) assists the Board of Directors with administering its responsibilities relating to the compensation of the Company’s executive officers, including the chief executive officer. In addition, this Committee has overall responsibility for evaluating and approving the Company’s compensation plans, policies and programs. The Compensation and Governance Committee operates under a written charter that was revised in December 2012 upon approval by the Board of Directors. The Committee Charter is available on the Company’s website at www.seacoastbanking.net.

The Compensation and Governance Committee currently is composed of six directors, each of whom was determined to be independent pursuant to a review by the Committee. The Committee also serves as the compensation and governance committee of the Bank.

The Compensation and Governance Committee believes that it has taken the actions necessary and appropriate to fulfill its responsibilities under its charter. To carry out its responsibilities, the Committee held seven meetings in 2012.

This Compensation and Governance Committee report covers two matters. First, since Seacoast was a participant in the Capital Purchase Program (“CPP”) under the U. S. Treasury Department’s Troubled Asset Relief Program (“TARP”) during part of 2012, the report includes the certifications and disclosures required under the “TARP Standards for Compensation and Corporate Governance” concerning the Committee’s assessment of the risks posed by the Company’s employee compensation plans. Second, under SEC rules, the report must include certain information concerning the Committee’s review and discussion with management of the Compensation Discussion and Analysis.

From December 2008 through March 2012, Seacoast participated in the CPP. In compliance with the provisions of the CPP and the executive compensation and corporate governance rules set forth in the Emergency Economic Stabilization Act of 2008 (“EESA”), the Board of Directors initially reviewed the incentive compensation arrangements of the senior executive officers with the Company’s head of human resources and corporate counsel on March 17, 2009 to ensure that these compensation arrangements did not encourage the covered officers to take “unnecessary and excessive” risks that would threaten the value of the Company. Similar reviews have been conducted semi-annually by the Salary and Benefits Committee (now the Compensation and Governance Committee) with the Company’s head of human resources, with the last such review performed on May 14, 2012. The Committee hereby certifies that:

•	it has reviewed with senior risk officers, the senior executive officer compensation plans and has made reasonable efforts to ensure that these plans do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company;

•	it has reviewed with senior risk officers the employment compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

•	it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Company offers the following plans in which the senior executive officers participate:

•	Employment agreements and change in control agreements with certain of our executive officers;

•	The Employee Stock Purchase Plan, 2000 Long Term Incentive Plan and 2008 Long-Term Incentive Plan;

•	The Executive Deferred Compensation Plan; and

•	The Company’s Retirement Savings Plan.

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We reviewed each of the above plans and agreements and determined that none of them encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank. In this regard, the employment agreements with our named executive officers provide for severance payments if a termination of employment occurs under certain circumstances.

The equity plans were each approved by the shareholders of the Company and provide for the granting of stock options, restricted stock awards and stock-settled stock appreciation rights. The Compensation and Governance Committee believes that, to create value for our shareholders, it is important to utilize long-term equity incentives as a part of compensation to align the interests of management with shareholders. The awards include a long-term vesting schedule to further encourage positive long-range performance and to assist in the retention of management. In light of the long-term nature of these equity awards, the Compensation and Governance Committee believes that these equity awards do not encourage the named executive officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank.

The Company maintains the Executive Deferred Compensation Plan for the benefit of a select group of management and highly compensated employees. The terms of this plan are described under “Executive Deferred Compensation Plan”. The Compensation and Governance Committee believes that this plan does not encourage the participants in the plan to take unnecessary and excessive risks that threaten the value of the Company or the Bank due to the vesting schedule and the delayed payment, and the Compensation and Governance Committee believes that the plan encourages positive long-range performance.

The Company’s Retirement Savings Plan is a tax-qualified plan that provides benefits to all employees who meet certain age and service requirements. Because participation and allocations in the plan are not based on Company or individual performance, the Compensation and Governance Committee believes that this plan does not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of the Company or the Bank.

We believe that the above plans and agreements encourage the creation of long-term value instead of behavior focused on achieving short-term results. In addition, as discussed under “Compensation Discussion and Analysis,” the Company has written employment and/or change of control agreements with three senior executive officers, including our Chief Executive Officer.

In addition to those plans and arrangements identified above, we have identified eight different employee compensation arrangements that provide for variable cash compensation bonus, commission or incentive payments. Each arrangement is available to a different set of employees and the amount received differs depending on level of job responsibility and plan objectives. Compensation paid to Commercial Lending, Residential Lending, Wealth Management and Retail Banking division employees represented approximately 87.5% percent of the variable cash compensation paid in 2012. The substantial majority of this amount was related to sales commissions paid to mortgage loan officers and wealth management financial advisors in lieu of a base salary. Mortgage loan officers are compensated based on loan origination volume measured in units and dollars, which is subject to approval by a separate credit underwriting approval process. In addition, Residential Lending division variable compensation arrangements include provisions for the recapture of compensation on defaulting loans. The Committee reviewed the Residential Lending Commission Plan, including modifications made to comply with recent Federal Reserve guidelines dealing with Loan Originator compensation pay structures that went into effect in 2011. Retail Banking employees are provided sales incentives for selling core deposit accounts and increasing household deposit relationships. The Committee also reviewed the Commercial Loan Sales Incentive Plan (“CLIP”) that became effective in the fourth quarter of 2010, and the updated CLIP for 2013. This plan, which was designed to incent new small business loan production and help drive bank profitability, provides significant penalties for portfolio credit deterioration. Commercial loan officers who generated new loan relationships within the Bank’s credit guidelines and portfolio growth objectives and managed their existing loan portfolio to the Bank’s credit standards were paid annual incentives. The Compensation and Governance Committee reviewed the structure and implementation of these arrangements and discussed the risks that face the Company and determined that the arrangements do not encourage unnecessary and excessive risks that threaten the value of the Company or the Bank or the manipulation of reported earnings to enhance the compensation of any employee.

52

In fulfilling its oversight responsibilities, the Compensation and Governance Committee reviewed with management the Compensation Discussion and Analysis required as part of this Proxy Statement, including a discussion of the quality and the clarity of disclosures contained therein. Based on this review and discussion, the Compensation and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s annual report on Form 10-K. The Board has approved and ratified such recommendation.

This report shall not be deemed to be “soliciting material” or to be “filed” with the Securities Exchange Commission, nor shall this report be incorporated by reference by any general statement incorporating by reference this 2013 Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Compensation and Governance Committee:

H. Gilbert Culbreth, Jr., Co-Chair
Robert B. Goldstein, Co-Chair
Stephen E. Bohner
Christopher E. Fogal
Thomas E. Rossin
Edwin E. Walpole, III

April [•], 2013

53

Audit Committee Report

The Audit Committee is currently comprised of three directors, Christopher E. Fogal (Chair), T. Michael Crook and H. Gilbert Culbreth, Jr.

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Seacoast Banking Corporation of Florida (the “Company”) in its general oversight of the Company’s accounting, auditing and financial reporting practices. Management is primarily responsible for the Company’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002) on the effectiveness of internal control over financial reporting.

The members of the Committee are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the Company’s registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters.

In the performance of its oversight responsibilities, the Committee has reviewed and discussed with management and KPMG LLP the audited financial statements of the Company for the year ended December 31, 2012. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company at the dates and for the periods described. The Committee has relied upon this representation without any independent verification, except for the work of KPMG LLP. The Committee also discussed these statements with KPMG LLP, both with and without management present, and has relied upon their reported opinion on these financial statements. The Committee’s review included discussion with KPMG LLP of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended (AICPA, Professional Standards, vol. 1, AU Section 380), and adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to the Company’s independent registered public accounting firm, the Committee, among other things, discussed with KPMG LLP matters relating to its independence and received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence.

On the basis of these reviews and discussions, and subject to the limitations of its role, the Committee recommended that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

The Audit Committee:

Christopher E. Fogal, Chairman
T. Michael Crook
H. Gilbert Culbreth, Jr.

April [•], 2013

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CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

Related Party Transactions

The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a policy to guide the Company in connection with all related party transactions. The policy is available on the Company’s website at www.seacoastbanking.net. The Company defines a related party as:

•	any employee, officer, director or director nominee of the Company and/or its subsidiaries;

•	a shareholder (or group of affiliated shareholders) beneficially owning in excess of 5% of the Company (or its controlled affiliates);

•	a shareholder (or group of affiliated shareholders) with the right to designate a director or board observer to the Board of Directors of the Company and/or any of its subsidiaries;

•	an immediate family member of any of the foregoing; and

•	an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of such entity.

The policy requires the Audit Committee or a majority of disinterested members of the Board to approve or ratify a transaction between the Company and any related party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than:

•	transactions available on similar terms to all employees or customers generally;

•	transactions involving less than $25,000 when aggregated with all similar transactions; and

•	loans made by the Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable loans with parties not related to the lender, and not involving more than the normal risk of repayment or presenting other unfavorable features, and in compliance with applicable law, including the Sarbanes Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve System.

Messrs. Fogal (Chairman), Culbreth and Crook are the members of the Audit Committee, none of whom is or has been an officer or employee of Seacoast or its subsidiaries and each of whom is independent.

Director H. Gilbert Culbreth, Jr. is a controlling shareholder of Gilbert Chevrolet Co., Inc., which furnished a vehicle, vehicle repair services and fuel to the Bank in 2012 in exchange for payments totaling $27,700. The disinterested members of the Audit Committee approved the acquisition of these goods and services. Seacoast believes the goods and services were commercially reasonable and comparable to similar transactions negotiated at arm’s length between unrelated parties.

Several of Seacoast’s directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast’s management and in accordance with the Bank’s written loan policy, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with their directors, executive officers, and their affiliates in the future.

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As a federally insured bank, the Bank is subject to Regulation O, which governs loans to “insiders”, defined as any executive officer, director or principal shareholder of the Company or the Bank, and their related interests. Regulation O limits loans to insiders and requires that the terms and conditions of credits granted to insiders are substantially the same as those extended to other customers of the Bank. The Bank’s written loan policy requires compliance with the provisions of Regulation O.

The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank as of December 31, 2012, was approximately $4,890,551, which represented approximately 2.9 percent of Seacoast’s consolidated shareholders’ equity on that date.

Certain Family Relationships

Certain members of the Company’s Board of Directors and management are related. Dennis S. Hudson, Jr. and Dale M. Hudson are brothers. Dennis S. Hudson, III, the Company’s Chairman and Chief Executive Officer, is the son of Dennis S. Hudson, Jr. and the nephew of Dale M. Hudson. As an executive officer, Dennis S. Hudson, III’s compensation is approved by the Compensation and Governance Committee, which is comprised solely of independent directors.

COMPENSATION AND gOVERNANCE COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During 2012, Messrs. Culbreth (Chairman), Bohner, Goldstein, Rossin and Walpole served as members of the Compensation and Governance Committee (formerly the Salary and Benefits Committee), none of whom is or has been an officer or employee of Seacoast or its subsidiaries, and each of whom is independent for executive compensation purposes. During 2012, none of the members of the Compensation and Governance Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the Board of Directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Compensation and Governance Committee.

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Security Ownership of Management
and Certain Beneficial Holders

The tables below provide information regarding the beneficial ownership of the Common Stock as of March 21, 2013 (the Record Date), by:

•	each of the Company’s directors;

•	each of the executive officers named in the Summary Compensation Table;

•	all directors and executive officers as a group; and

•	each beneficial owner of more than 5%.

As of March 21, 2013, 94,857,215 shares of Common Stock were outstanding. Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated, and subject to community property laws where applicable, the Company believes that each of the shareholders named in the tables below has sole voting and investment power with respect to the shares indicated as beneficially owned. Some of the information in the tables is based on information included in filings made by the beneficial owners with the SEC.

Principal Shareholders (5% Owners Exclusive of Directors and Officers)

The following table sets forth information regarding the number and percentage of shares of Common Stock held by all persons and entities known by the Company to beneficially own 5% or more of the Company’s outstanding Common Stock. The information regarding beneficial ownership of Common Stock by the entity identified below is included in reliance on a report filed by the entity with the SEC, except that the percentage is based upon the Company’s calculations made in reliance upon the number of shares reported to be beneficially owned by the entity in such report and the number of shares of common stock outstanding on March 21, 2013.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage

The Banc Funds Company, L.L.C. 20 North Wacker Drive, Suite 330 Chicago, IL 60606	5,224,767	(1)	5.5%
CapGen Capital Group III LP 280 Park Avenue 40th Floor West New York, NY 10017	15,715,862	(2)	16.6%
Second Curve Capital, LLC Thomas K. Brown 237 Park Avenue, 9th Floor New York, NY 10017	5,145,690	(3)	5.4%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	6,121,150	(4)	6.5%

(1)	According to a Schedule 13G filed jointly on February 12, 2013 by Banc Fund VI L.P. (“BF VI”), Banc Fund VII L.P. (“BF VII”) and Banc Fund VIII L.P. (“BF VIII”), each an Illinois limited partnership, The Banc Funds Company, L.L.C. (“TBFC”) is the general partner of each of the general partners of each of BF VI, BF VII, and BF VIII. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore. As manager of BF VI, BF VII, and BF VIII, Mr. Moore has sole voting and dispositive power over shares of Seacoast held by each of those entities. The Schedule 13G indicates that BF VI, BF VII, and BF VIII have sole voting and dispositive power with respect to 1,174,031, 1,534,874 and 2,515,862 shares, respectively, of the Company’s Common Stock as of December 31, 2012.

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(2)	According to a Schedule 13D/A filed jointly by CapGen LP, CapGen Capital Group III, LLC (“CapGen LLC”) and Eugene A. Ludwig on July 26, 2010 with the SEC with respect to Company Common Stock beneficially owned by each as of June 17, 2010. CapGen LLC is the sole general partner of CapGen LP, and both entities have the sole voting and dispositive power with respect to all 15,715,862 shares of Common Stock. Eugene Ludwig is the managing member of CapGen LLC and in such capacity has shared voting and dispositive power over all 15,715,862 shares of Common Stock. Mr. John Rose and Mr. Robert Goldstein, along with Mr. Ludwig, are the principal members of CapGen LLC (the “Principal Members”). While the Principal Members may be deemed to be the indirect beneficial owners of such shares, each of the reporting persons and each individual named in response to Item 2 of the Schedule 13D/A disclaims beneficial ownership of the shares except for those shares that the reporting person or individual holds directly.

(3)	According to a Schedule 13G filed jointly by Second Curve Capital, LLC (“Second Curve”) and Thomas K. Brown on February 4, 2013, Second Curve and Mr. Brown have shared voting and dispositive power with respect to 5,145,690 shares of the Company’s Common Stock. The Schedule 13G provides that Second Curve is an investment adviser, and a parent holding company or control person. In addition, the Schedule 13 G indicates that the shares of common stock listed on the Schedule 13G are owned of record by advisory clients of Second Curve and Mr. Brown, and that none of these clients is known to own more than 5% of the Company’s Common Stock. The Schedule 13G also reports that Mr. Brown disclaims beneficial ownership of the Company’s Common Stock reported in the Schedule 13G except to the extent of his pecuniary interest therein.

(4)	According to a Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) on February 14, 2012, Wellington has shared voting and dispositive power with respect to 6,121,150 shares of the Company’s Common Stock. The Schedule 13G provides that Wellington is an investment adviser and that the shares of common stock listed on the Schedule 13G are owned of record by clients of Wellington. In addition, Wellington reported that these clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of Common Stock, and that none of these clients is known to have these rights or powers with respect to more than 5% of the Company’s Common Stock.

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Ownership of Directors and Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage

Stephen E. Bohner	104,930	(1)	*
John H. Crane	36,295	(2)	*
T. Michael Crook	272,407	(3)	*
H. Gilbert Culbreth, Jr.	260,000	(4)	*
Christopher E. Fogal	74,581	(5)	*
Roger O. Goldman	200,928	(6)	*
Robert B. Goldstein	15,715,862	(7)	16.6%
Dale M. Hudson	1,851,406	(8)	2.0%
Dennis S. Hudson, Jr.	1,567,916	(9)	1.7%
Dennis S. Hudson, III	1,655,592	(10)	1.7%
Thomas E. Rossin	41,331	(11)	*
Edwin E. Walpole, III	395,094	(12)	*
Maria G. Frias	21,030	(13)	*
William R. Hahl	110,246	(14)	*
H. Russell Holland, III	65,614	(15)	*
David D. Houdeshell	5,000	(16)	*
O. Jean Strickland	249,452	(17)	*
All directors and executive officers as a group (17 persons)	21,505,906		22.7%

* Less than 1%

(1)	Includes 11,158 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Bohner has no voting or dispositive power.

(2)	All shares are held jointly with Mr. Crane’s wife, as to which shares Mr. Crane may be deemed to share both voting and investment power.

(3)	Includes 89,000 shares held jointly with Mr. Crook’s wife and 14,000 shares held by Mr. Crook’s wife, as to which shares Mr. Crook may be deemed to share both voting and investment power. Also includes 130,901 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Crook has no voting or dispositive power.

(4)	Includes 130,000 shares held in a family limited liability company and 41,000 shares held in a family sub-S corporation, as to which shares Mr. Culbreth has sole voting and investment power. Also includes 5,000 shares held jointly with Mr. Culbreth’s children and 51,000 shares held jointly with his wife, as to which shares Mr. Culbreth may be deemed to share both voting and investment power.

(5)	Includes 22,450 shares held jointly with Mr. Fogal’s wife and 3,687 shares held by Mr. Fogal’s wife, as to which shares Mr. Fogal may be deemed to share both voting and investment power.

(6)	Includes 79,300 shares held in IRAs, as to which shares Mr. Goldman shares both voting and investment power with his wife. Also includes 10,000 shares held by Mr. Goldman’s wife, as to which shares Mr. Goldman may be deemed to share both voting and investment power. Also includes 9,000 shares held in a special needs trust of which Mr. Goldman’s wife is trustee, as to which shares Mr. Goldman may be deemed to share voting and investment power and as to which Mr. Goldman disclaims beneficial ownership. Also includes 102,628 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Goldman has no voting or dispositive power.

(7)	All 15,715,862 shares are held by CapGen LP, which is wholly owned by CapGen LLC. Mr. Goldstein is a principal and a member of the investment committee of CapGen LLC. Mr. Goldstein may be deemed to share both voting and investment power with respect to these shares, but disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

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(8)	Includes 1,456,121 shares held by Monroe Partners, Ltd., a family limited partnership (“Monroe Partners”), of which Mr. Hudson and his wife, Mary T. Hudson, are general partners. Mr. Hudson may be deemed to share both voting and investment power with respect to such shares with the other general partner, but disclaims beneficial ownership, except to the extent of his 50 percent interest in Monroe Partners. Also includes 358,517 shares held jointly with Mr. Hudson’s wife, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 35,954 shares held by Mr. Hudson’s wife, as to which shares Mr. Hudson may be deemed to share voting and investment power and as to which Mr. Hudson disclaims beneficial ownership. Also includes 814 shares held in the Company’s Retirement Savings Plan.

(9)	Includes 1,121,778 shares held by Sherwood Partners, Ltd., a family limited partnership (“Sherwood Partners”), of which Mr. Hudson and his son, Dennis S. Hudson, III, are general partners, and Mr. Hudson and his children are limited partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares, but disclaims beneficial ownership, except to the extent of his 1.0% interest in Sherwood Partners.

(10)	Includes 1,121,778 shares held by Sherwood Partners, of which Mr. Hudson and his father, Dennis S. Hudson, Jr., are general partners. Mr. Hudson may be deemed to share voting and investment power with respect to such shares with the other general partners, but disclaims beneficial ownership, except to the extent of his 35.0 percent interest in Sherwood Partners and his beneficial interest in trusts having a 53.2 percent interest in Sherwood Partners. Also includes 246,929 shares held jointly with Mr. Hudson’s wife which were pledged as security for a margin loan, as to which shares Mr. Hudson may be deemed to share voting and investment power. Also includes 171,828 shares held in the Company’s Retirement Savings Plan, and 105,000 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days. Also includes 1,400 shares held by Mr. Hudson’s wife as custodian for her son, as to which shares Mr. Hudson may be deemed to share both voting and investment power and as to which Mr. Hudson disclaims beneficial ownership.

(11)	Includes 1,000 shares held by Mr. Rossin’s wife, as to which shares Mr. Rossin may be deemed to share both voting and investment power and as to which Mr. Rossin disclaims beneficial ownership.

(12)	Includes 3,952 shares held jointly with Mr. Walpole’s daughter and 4,050 shares held by a corporation in which Mr. Walpole is a principal, as to which shares Mr. Walpole may be deemed to share both voting and investment power.

(13)	Includes 6,128 shares held in the Company’s Retirement Savings Plan and 10,802 shares held in the Company’s Employee Stock Purchase Plan. Also includes 4,100 shares that Ms. Frias has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(14)	Includes 56,199 shares held jointly with Mr. Hahl’s wife and 373 shares held by Mr. Hahl as custodian for his granddaughters, as to which shares Mr. Hahl may be deemed to share both voting and investment power. Also includes 32,429 shares held in the Company’s Retirement Savings Plan and 18,000 shares that Mr. Hahl has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.

(15)	Includes 57,667 shares held jointly with Mr. Holland’s wife and 2,000 shares held in a revocable trust, as to which shares Mr. Holland may be deemed to share both voting and investment power. Also includes 4,336 shares held in the Company’s Retirement Savings Plan and 521 shares held in the Company’s Employee Stock Purchase Plan.

(16)	All shares are held jointly with Mr. Houdeshell’s wife, as to which shares Mr. Houdeshell may be deemed to share both voting and investment power.

(17)	Includes 105,148 shares held jointly with Ms. Strickland’s husband, as to which shares Ms. Strickland may be deemed to share both voting and investment power. Includes 133,333 shares held jointly with Ms. Strickland’s husband in an investment management account which is pledged as security for a loan, as to which shares Ms. Strickland may be deemed to share both investment power with the trustee, and as to which shares Ms. Strickland does not have voting power. Also includes 10,971 shares held in the Company’s Retirement Savings Plan.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who beneficially own more than 10 percent of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and persons beneficially owning more than 10 percent of the Company’s Common Stock are required to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company’s review of such reports and written representations from the reporting persons, the Company believes that, during and with respect to fiscal year 2012, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10 percent of its Common Stock were complied with in a timely manner.

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PROPOSAL 2

APPROVAL AND ADOPTION OF

SEACOAST’S 2013 INCENTIVE PLAN

The Company currently maintains the 2000 Incentive Plan and the 2008 Incentive Plan (collectively, the “Prior Plans”), which provide for the grant of awards or options to purchase shares of the Company’s Common Stock to key employees of the Company and its subsidiaries. As of February 28, 2013, there were 951,045 shares of Common Stock remaining available for the grant of equity awards under these plans.

On February 19, 2013, the Board of Directors adopted the Seacoast Banking Corporation of Florida 2013 Incentive Plan (the “2013 Plan”), subject to approval of the 2013 Plan by the shareholders at the Annual Meeting. If shareholders approve the 2013 Plan, no further awards shall be granted under the Prior Plans and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.

The Company has reserved 6,500,000 shares of the authorized but unissued shares of Common Stock for issuance upon the grant or exercise of awards pursuant to the 2013 Plan.

A summary of the 2013 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2013 Plan, which is included as Exhibit A to this Proxy Statement.

Purpose

The purpose of the 2013 Plan is to promote the success, and enhance the value of the Company success by linking the personal interests of its employees, officers, directors, consultants and advisors to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Permissible Awards

The 2013 Plan authorizes the grant of awards in any of the following forms:

•	Options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the U.S. Internal Revenue Code (the “Code”). The exercise price of an option granted under the 2013 Plan may not be less than the fair market value of the Company’s common stock on the date of grant. Stock options granted under the 2013 Plan have a term of ten years.

•	Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of common stock on the date of exercise, over the base price of the stock appreciation right. The base price of a SAR may not be less than the fair market value of the Company’s common stock on the date of grant. SARs granted under the 2013 Plan have a term of ten years.

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee.

•	Restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Committee.

•	Deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions.

•	Performance awards, including qualified performance-based awards under Code section 162(m).

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•	Other stock-based awards in the discretion of the Committee, including unrestricted stock grants.

•	Cash-based awards.

All awards will be evidenced by a written award certificate between the Company and the participant, which will include such provisions as may be specified by the Committee. Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.

Awards to Non-Employee Directors

Awards granted under the 2013 Plan to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the 2013 Plan to non-employee directors. The maximum aggregate number of shares underlying any award granted under the 2013 Plan in any 12-month period to any one non-employee director is 1,000,000 shares.

Shares Available for Awards

Subject to adjustment as provided in the 2013 Plan, the aggregate number of shares of stock reserved and available for issuance pursuant to awards granted under the 2013 Plan is 6,500,000. If shareholders approve the 2013 Plan, no further awards shall be granted under the Prior Plans, and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.

Share Counting

Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will become available for future grants of awards under the 2013 Plan. Similarly, to the extent that the full number of shares subject to a performance award is not issued by reason of failure to achieve maximum performance goals, the unearned shares originally subject to the award will be added back to the 2013 Plan share reserve and again be available for issuance pursuant to awards granted under the 2013 Plan. However, the following shares may not again be made available for issuance as awards under the 2013 Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, (ii) shares used to pay the exercise price or withholding taxes related to an outstanding option or SAR, or (iii) shares repurchased on the open market with the proceeds of the exercise price of an option.

Limitations on Awards

The maximum aggregate number of shares subject to stock-based awards that may be granted under the 2013 Plan in any 12-month period to any one participant is as follows:

Type of Award	Number of Shares
Options	1,000,000
SARs	1,000,000
Restricted Stock or Restricted Stock Units	1,000,000
Other Stock-Based Awards	1,000,000
Awards to Non-Employee Directors	1,000,000

The maximum aggregate dollar amount that may be paid with respect to cash-based awards under the 2013 Plan to any one participant in any fiscal year of the Company is $1,000,000.

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Administration

The 2013 Plan will be administered by the Compensation and Governance Committee, or such other committee as may be determined by the Board (the “Committee”). The Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2013 Plan; prescribe forms of award certificates, and make any rules, interpretations, and any and all other decisions and determinations that may be required under the 2013 Plan. The Board may at any time administer the 2013 Plan. If it does so, it will have all the powers of the Committee under the 2013 Plan.

In addition, the Board or the Committee may expressly delegate to a special committee some or all of the Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers and are not reasonably anticipated to be become officers subject to the deduction limits of Section 162(m) of the Code.

Deductibility under Section 162(m)

The 2013 Plan is designed to provide that all options, SARs, and other awards granted under the 2013 Plan that are conditioned on performance goals as described below, may be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and may be fully deductible. While the Committee believes it is important to preserve the deductibility of compensation under Code Section 162(m) generally, there is no guarantee that the performance-based compensation exemption would be available in any particular circumstance, and the Board and the Committee reserve the right to grant or approve awards or compensation that is non-deductible.

Performance Goals

The Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award. Performance goals for such awards shall be based on one or more of the following criteria, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department or function within the Company or an affiliate:

•	Revenue
•	Sales
•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)
•	Net income (before or after taxes, operating income or other income measures)
•	Cash (cash flow, cash generation or other cash measures)
•	Stock price or performance
•	Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
•	Economic value added
•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);
•	Market share
•	Improvements in capital structure
•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
•	Business expansion or consolidation (acquisitions and divestitures)
•	Internal rate of return or increase in net present value
•	Productivity measures
•	Cost reduction measures
•	Strategic plan development and implementation
•	Customer measures (including changes in number of customers or households)

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Performance goals with respect to the above-listed business criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

Each qualified performance-based award (other than a market-priced option or SAR) will be earned, vested and payable, as applicable, upon the achievement of performance goals established by the Committee based upon one or more of the above-listed qualified business criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. However, the Committee may provide, either in connection with the grant of an award or by amendment, that achievement of such performance goals will be waived, in whole or in part, upon the death or disability of the grantee or the occurrence of a change in control of the Company. Performance periods established by the Committee for any such qualified performance-based award may be as short as three months and may be any longer period.

The Committee may provide in any qualified performance-based award that any evaluation of performance will exclude or otherwise objectively adjust for any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in the then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h)  foreign exchange gains and losses.

Any payment of a qualified performance-based award will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided above, no qualified performance-based award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the 2013 Plan, in any manner to waive the achievement of the applicable performance goal based on qualified business criteria or to increase the amount payable pursuant to the performance goal or the value of the award, or otherwise in a manner that would cause the award to cease to qualify for the Section 162(m) exemption. However, the Committee has the right, in connection with the grant of a qualified performance-based award, to exercise negative discretion to determine that the portion of such award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

Limitations on Transfer; Beneficiaries

No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value) where the Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events

Treatment of Awards upon a Participant’s Death or Disability. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

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•	all of that participant’s outstanding options and SARs will become fully vested and remain exercisable for a period of one year or until the earlier expiration of the original term of the option or SAR;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•	the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest as follows:

•	if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level.

•	if the date of termination occurs during the second half of the applicable performance period, the awards will be deemed to have been achieved at the greater of the “target” level or the level of achievement as measured at the end of the quarter immediately preceding the date of termination.

Treatment of Awards upon a Participant’s Retirement. The 2013 Plan does not provide special treatment for a participant’s retirement. Any such treatment may be addressed in an individual award certificate, or left to the Committee’s discretion.

Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award:

(A)	upon the occurrence of a change in control of the Company in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:

•	all outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on outstanding awards will lapse as of the date of the change in control; and

•	the payout opportunities attainable under all outstanding performance-based awards will vest based on target (if the change in control occurs during the first half of the performance period) or actual performance measured (if greater) as of the end of the calendar quarter immediately preceding the change in control (if the change in control occurs during the second half of the performance period), and

(B)	with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined), then:

•	all of that participant’s outstanding options and SARs will become fully vested and exercisable;

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination; and

•	the payout opportunities attainable under all outstanding performance-based awards will vest based on target (if the change in control occurs during the first half of the performance period) or actual performance measured as of the end of the calendar quarter immediately preceding the change in control (if the change in control occurs during the second half of the performance period). In both cases, the awards will payout on a pro rata basis, based on the time elapsed prior to the change in control.

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Acceleration for Other Reasons. The Committee may, in its sole discretion determine that, upon a Participant’s termination of service or a change in control, all or a portion of such participant’s awards shall become fully or partially exercisable, that some or all restrictions shall lapse, and that any performance criteria shall be deemed fully or partially satisfied. The Committee may discriminate among participants and among awards in exercising this discretion.

Adjustments

In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per share value of the common stock to change (including, without limitation, any stock dividend, stock split, reverse stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2013 Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2013 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction.

Termination and Amendment

If the 2013 Plan is approved by the Company’s shareholders at the 2013 Annual Meeting, it will terminate on the tenth anniversary of the date of the 2013 annual shareholders meeting, or, if the shareholders approve an amendment to the 2013 Plan that increases the number of shares subject to the 2013 Plan, the tenth anniversary of the date of such approval, unless earlier terminated by the Board or the Committee. The Board or the Committee may, at any time and from time to time, terminate or amend the 2013 Plan, but if an amendment to the 2013 Plan would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the 2013 Plan may adversely affect any award previously granted under the 2013 Plan without the written consent of the participant. Without the prior approval of the Company’s shareholders, the 2013 Plan may not be amended to directly or indirectly reprice, replace or repurchase “underwater” options or SARs.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders or otherwise permitted by the antidilution provisions of the 2013 Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, (iii) the Company may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of common stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR, and (iv) the original term of an option or SAR may not be extended.

Prohibition on Repricing

As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareholders.

Certain Federal Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2013 Plan and the subsequent sale of common stock acquired under the 2013 Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

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Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2013 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

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Benefits to Named Executive Officers and Others

As of March 21, 2013, no awards had been granted under the 2013 Plan. Awards under the 2013 Plan will be granted at the discretion of the Committee. Accordingly, future awards under the 2013 Plan are not determinable.

This Proposal requires approval by the affirmative vote of a majority of votes cast at the Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

Equity Compensation Plan Information

The following table gives information as of December 31, 2012 about the common stock that may be issued under all of the Company’s existing equity compensation plans.

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)
Equity Compensation Plans Approved by Shareholders:
2000 Plan (1)	436,626	$21.12	450,893
2008 Plan(2)	—	—	495,550
Employee Stock Purchase Plan(3)	—	—	742,449
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	436,626	$21.12	1,688,892

(1)	Seacoast Banking Corporation of Florida 2000 Long-Term Incentive Plan. Shares reserved under this plan are available for issuance pursuant to the exercise of stock options and stock appreciation rights granted under the plan and may be granted as awards of performance shares, and awards of restricted stock or stock-based awards. If shareholders approve the 2013 Plan, no further awards shall be granted under the 2000 Plan and the 2000 Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

(2)	Seacoast Banking Corporation of Florida 2008 Long-Term Incentive Plan. Shares reserved under this plan are available for issuance pursuant to the exercise of stock options and stock appreciation rights granted under the plan, and may be granted as awards of restricted stock, performance shares, or other stock-based awards. If shareholders approve the 2013 Plan, no further awards shall be granted under the 2008 Plan and the 2008 Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

(3)	Seacoast Banking Corporation of Florida Employee Stock Purchase Plan, as amended.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee, acting pursuant to authority delegated to it by the Board of Directors, appointed KPMG LLP, an independent registered certified public accounting firm, as independent auditors for Seacoast and its subsidiaries for the fiscal year ending December 31, 2012 and has appointed KPMG LLP to serve as the Company’s independent auditor for the fiscal year ending December 31, 2013. Although it is not required to do so, the Board of Directors is submitting the Audit Committee’s appointment of KPMG LLP for ratification by the shareholders in order to ascertain the views of the shareholders regarding such appointment and as a matter of good corporate practice. If the shareholders should not ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment. KPMG LLP has served as independent auditors for Seacoast and its subsidiaries since 2004.

Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of the firm, if they so desire, and will also be available to respond to appropriate questions from shareholders.

All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the ratification of the appointment of KPMG LLP for the fiscal year ending December 31, 2013.

Ratification of this proposal requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote "FOR" Proposal 3.

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RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;

AUDIT AND NON-AUDIT FEES

KPMG LLP’s report on Seacoast’s consolidated financial statements for the fiscal year ended December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG LLP’s report on Seacoast’s internal control over financial reporting expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012. KPMG LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2012 and 2011, and fees billed and received as of March 21, 2013, for other services rendered by KPMG LLP during these years.

	2011	2012
Audit Fees (1)	$530,000	$565,000
Audit-Related Fees (2)	$114,700	$40,000
Tax Fees	$0	$0
All Other Fees (3)	$6,500	$75,500

(1)	Includes the aggregate fees billed by KPMG LLP for professional services and expenses rendered for the audit of the Company’s consolidated financial statements, reviews of consolidated financial statements included in the Company’s Forms 10-Q filed during the respective fiscal year, and audit of the Company’s internal control over financial reporting.

(2)	Includes the aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” For 2011, these services primarily relate to the 2010 and 2011 audits of the Company’s compliance with requirements applicable to U.S. Department of Housing and Urban Development (HUD) assisted programs, and related attestation reporting thereon.

(3)	Includes the aggregate fees billed by KPMG LLP for professional services performed in connection with the Company’s filing of certain registration statements and the related issuance of comfort letters and consents.

Pre-Approval Policy

Under the Audit Committee’s Charter, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. All services set forth above under the captions “Audit Fees”, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X Rule 2.01(c)(7)(i).

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PROPOSAL 4

APPROVAL OF an extension of the board of directors’ authority

TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK

On May 24, 2012, shareholders approved a proposal to amend the Articles of Incorporation to permit our Board of Directors to (i) effect a reverse stock split of our Common Stock at any time prior to May 23, 2013 at one of two reverse split ratios, 1-for-5 or 1-for-10, as determined by the Board of Directors in its sole discretion, and (ii) reduce the number of authorized shares of our Common Stock by the reverse stock split ratio determined by the Board of Directors. On February 19, 2013, the Board of Directors adopted resolutions (i) declaring that it was advisable to extend the time period under which the Board may effect a reverse stock split of our Common Stock to occur at any time prior to May 22, 2014; and (ii) directing that a proposal to approve the extension of such time period for effecting a reverse stock split at such ratios be submitted to the shareholders of our Common Stock for their approval at the Meeting.

The Reverse Stock Split Proposal

The form of the proposed amendment to our Articles of Incorporation to effect the reverse stock split is attached as Appendix B and is substantially the same form of the amendment previously approved by shareholders at our 2012 Annual Meeting, except that under the current amendment any fractional shares that would be issued in connection with the reverse stock split would be rounded up to the nearest whole number, rather than repurchased by the Company. If approved by our shareholders, this proposal would extend from May 23, 2013 to May 22, 2014 the approval permitting (but not requiring) the Board of Directors to effect a reverse stock split of our Common Stock at any time prior to May 22, 2014 at one of two reverse split ratios, 1-for-5 or 1-for-10, with the exact ratio to be set by the Board of Directors in its sole discretion. We believe that enabling the Board of Directors to choose one of the two possible ratios will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our shareholders by allowing us to restore our Common Stock price to a normalized trading level, which may enhance liquidity and may also allow us to reduce certain of our transaction costs (e.g., proxy solicitation fees). In determining a ratio, if any, following the receipt of shareholder approval, the Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

The Board of Directors reserves the right to elect to abandon the reverse stock split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the reverse stock split determined by the Board of Directors, either five or ten shares of existing Common Stock will be combined into one share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced, based on the reverse stock split ratio determined by the Board of Directors. The amendment to our Articles of Incorporation that is filed to effect the reverse stock split, if any, will include only the reverse split ratio determined by the Board of Directors to be in the best interests of our shareholders and the other proposed amendment at a different ratio will be abandoned.

If the reverse stock split is effected, we will also proportionately reduce the number of authorized shares of our Common Stock, as described below under “Authorized Shares.” Accordingly, we are also proposing to adopt amendments to our Articles of Incorporation to reduce the total number of authorized shares of Common Stock, depending on the reverse split ratio determined by the Board of Directors. The amendment to our Articles of Incorporation that is filed in connection with the reverse stock split, if any, will include only the total number of authorized shares of Common Stock that reflects the reverse split ratio determined by the Board of Directors to be in the best interests of shareholders. If the Board of Directors abandons the reverse stock split, it will also abandon the related reduction in the number of authorized shares.

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To avoid the existence of fractional shares of our Common Stock, the number of shares to be issued to each shareholder will be rounded up to the nearest whole number, if, as a result of the reverse stock split, the number of shares owned by any shareholder would not result in a whole number.

Background and Reasons for Proposal 4

The Board of Directors is submitting the reverse stock split proposal to our shareholders for approval with the primary intent of increasing the market price of our Common Stock to make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, we believe that effecting the reverse stock split is in the Company’s and our shareholders’ best interests. The reverse stock split, if approved and implemented by the Board of Directors, may enhance liquidity and will also allow us to reduce certain of our transaction costs (e.g., proxy solicitation fees).

We believe that the reverse stock split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that a reverse stock split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the reverse stock split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Procedure for Implementing the Reverse Stock Split

The reverse stock split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of the Articles of Amendment, in the form approved by the shareholders, with the Secretary of State of the State of Florida. The exact timing of the filing of the Articles of Amendment that will effect the reverse stock split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. However, the Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Articles of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the reverse stock split. If the Articles of Amendment effecting the reverse stock split and related decrease in authorized shares have not been filed with the Secretary of State of the State of Florida by the close of business on May 22, 2014, the Board of Directors will abandon the reverse stock split.

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Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the reverse stock split determined by the Board of Directors, either five or ten shares of existing Common Stock will be combined into one new share of Common Stock. The number of shares of Common Stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board of Directors. We currently have 300,000,000 authorized shares of Common Stock. Additionally, we will also proportionately reduce the number of authorized shares of our Common Stock. The table below illustrates the effect, as of March 21, 2013, of the reverse stock split at each possible ratio on the number of authorized shares of Common Stock (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Authorized Shares of Common Stock Following the Reverse Stock Split
1-for-5	60,000,000
1-for-10	30,000,000

The actual number of authorized shares after giving effect to the reverse stock split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.

The reverse stock split will affect all holders of our Common Stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company (other than to the extent fractional shares issued in the Reverse Stock Split are rounded up to the nearest share). In addition, the reverse stock split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

The reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities. Stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended and our Common Stock will continue to be listed on the Nasdaq Global Select Market under the symbol “SBCF,” or such other trading symbol as may be applicable at the time.

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

Upon the implementation of the reverse stock split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse stock split. Shareholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Holders of Certificated Shares of Common Stock

Upon the implementation of the reverse stock split, shareholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Shareholders will then receive New Certificate(s) representing the number of whole shares of Common Stock that they are entitled to as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

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SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. To avoid the existence of fractional shares of our Common Stock, the number of shares to be issued to each shareholder will be rounded up to the nearest whole number, if, as a result of the reverse stock split, the number of shares owned by any shareholder would not be a whole number.

Authorized Shares

If and when the Board of Directors elects to effect the reverse stock split, we will also reduce the number of authorized shares of Common Stock in proportion to the reverse stock split ratio. The reduction in the number of authorized shares would be effected by the filing of the Articles of Amendment, as discussed above. The table on page 74 under “Effect of the Reserve Stock Split on Holders of Outstanding Common Stock” shows the number to which authorized shares of Common Stock will be reduced resulting from the hypothetical reverse stock split ratios. The actual number of authorized shares after giving effect to the reverse stock split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.

Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares deliverable upon settlement or vesting of restricted stock awards and units will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio determined by the Board of Directors.

Accounting Matters

The proposed amendments to our Articles of Incorporation will not affect the par value of our Common Stock per share, which will remain $.10 par value per share. As a result, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Additional adjustments will be made to the aforementioned accounts as a result of any rounding to avoid the existence of fractional shares. After the reverse stock split, reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our Common Stock.

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This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986 (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized upon the reverse stock split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis in the Common Stock surrendered, and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered. Holders who have blocks of existing Common Stock with different bases or holding periods or both should consult their tax advisers regarding the allocation of these to the Common Stock received upon the reverse stock split.

No Appraisal Rights

Under Florida law and our Articles of Incorporation, holders of our Common Stock will not be entitled to appraisal rights with respect to the reverse stock split.

Vote Required to Approve the Amendment and Recommendation

This Proposal 4 requires approval by the affirmative vote of a majority of votes cast at the Meeting. Our Board of Directors has determined that the reverse stock split will not have the effect, directly or indirectly, of increasing, other than pro rata, the proportionate amount of voting shares of the Company or any of our subsidiaries which are beneficially owned by any person that is an affiliate of the Company immediately before the transaction.

The Board of Directors unanimously recommends a vote “FOR” Proposal 4.

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PROPOSAL 5

ADVISORY (NON-BINDING) VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with the Exchange Act, we are required to include in this Proxy Statement and present at the Annual Meeting a non-binding shareholder vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC. This Proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this Proxy Statement. The Proposal will be presented at the Annual Meeting in the form of the following resolution:

RESOLVED, that the holders of Common Stock of the Company approve the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the Annual Meeting.

This advisory vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or creating or implying any additional fiduciary duty on the Board of Directors.  Nor will it affect any compensation paid or awarded to any executive.  The Compensation and Governance Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, qualified talent critical to our long-term success and enhancement of shareholder value.  Seacoast’s Board of Directors believes that our compensation policies and procedures achieve this objective.

This Proposal 5 requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal 5.

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PROPOSAL 6

Advisory Vote on the Frequency of Holding Future

Advisory Votes on Executive Compensation

Under a federal law which became effective in 2011, all U.S. public companies are required by the Exchange Act to hold a say-on-pay advisory vote such as the one in Proposal 5 above, and to ask shareholders to vote on the frequency of future say-on-pay votes. Pursuant to this law, we are asking shareholders to vote on whether future say-on-pay votes should occur every year, every two years, or every three years. This vote on the frequency of say-on-pay votes is advisory in nature and must be held at least once every six years.

Due to the Company’s status as a CPP participant, we conducted annual say-on-pay votes in 2009, 2010, 2011 and 2012, and have included a say-on-pay proposal in this proxy pursuant to the Exchange Act. However, we welcome the opportunity to allow our shareholders to vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual shareholder meetings (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting).

Shareholders will be able to specify one of four choices for the proposal: every “1 year,” “2 years,” or “3 years,” or “abstain.”

We understand that there are different views as to what is an appropriate frequency for advisory votes on executive compensation. For the reasons described below, we recommend that our shareholders select a frequency of “1 year” (an annual vote) when voting on the frequency of an advisory vote on executive compensation.

•	An annual vote will allow our shareholders to provide us with direct and timely input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year; and

•	An annual vote better corresponds with the presentation of compensation information in the proxy statement.

The Compensation and Governance Committee values the opinions expressed by shareholders on this proposal and the say-on-pay proposal, and will continue to consider the outcome of these votes in making its decisions on executive compensation.

This advisory vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or creating or implying any additional fiduciary duty on the Board of Directors. The Board of Directors will take into account the outcome of the vote, but may decide that it is in the best interest of our shareholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

For Proposal 6, the option of every “1 year,” “2 years,” or “3 years” that receives the highest number of votes cast at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

The Board of Directors unanimously recommends that shareholders vote on Proposal 6 to conduct future advisory votes on executive compensation every ONE YEAR.

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SHAREHOLDER PROPOSALS FOR 2014

To be considered for inclusion in the Company’s proxy statement and proxy card for the 2014 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices no later than December 11, 2013, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement.

If you do not wish to submit a proposal for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2014 Annual Meeting of Shareholders, you must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the Company’s principal executive offices no fewer than 60 nor more than 90 days before the one-year anniversary of the date of the Annual Meeting. To be timely, the written notice (including a notice recommending a director candidate) must be received no earlier than February 22, 2014 and no later than March 24, 2014. The notice must describe your proposal in reasonable detail and provide certain other information required by the Company’s Articles of Incorporation. A copy of the Company’s Articles of Incorporation is available upon request from the Company’s Secretary.

OTHER MATTERS

Management of Seacoast does not know of any matters to be brought before the Annual Meeting other than those described above. If any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

OTHER INFORMATION

Principal Offices

The principal executive offices of Seacoast are located at 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, and its telephone number is (772) 287-4000.

Annual Report on Form 10-K

Upon the written request of any person whose proxy is solicited by this Proxy Statement, Seacoast will furnish to such person without charge (other than for exhibits) a copy of Seacoast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including financial statements and schedules thereto, as filed with the SEC. Requests may be made to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, P.O. Box 9012, Stuart, Florida 34995.

By Order of the Board of Directors,

DENNIS S. HUDSON III
Chairman & Chief Executive Officer

April [•], 2013

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Appendix A

SEACOAST BANKING CORPORATION OF FLORIDA

2013 INCENTIVE PLAN

Seacoast Banking Corporation of Florida

2013 INCENTIVE PLAN

ARTICLE 1 PURPOSE		1

1.1	General	1

ARTICLE 2 DEFINITIONS		1

2.1	Definitions	1

ARTICLE 3 EFFECTIVE TERM OF PLAN		7

3.1	Effective Date	7

3.2	Term of Plan	7

ARTICLE 4 ADMINISTRATION		7

4.1	Committee	7

4.2	Actions and Interpretations by the Committee	7

4.3	Authority of Committee	8

4.4	Delegation	8

4.5	Indemnification	9

ARTICLE 5 SHARES SUBJECT TO THE PLAN		9

5.1	Number of Shares	9

5.2	Share Counting	9

5.3	Stock Distributed	10

5.4	Limitation on Awards	10

ARTICLE 6 ELIGIBILITY		10

6.1	General	10

ARTICLE 7 STOCK OPTIONS		11

7.1	General	11

7.2	Incentive Stock Options	12

ARTICLE 8 STOCK APPRECIATION RIGHTS		12

8.1	Grant of Stock Appreciation Rights	12

ARTICLE 9 RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS		13

9.1	Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units	13

9.2	Issuance and Restrictions	13

9.3	Dividends on Restricted Stock	13

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9.4	Forfeiture	13

9.5	Delivery of Restricted Stock	14

ARTICLE 10 PERFORMANCE AWARDS		14

10.1	Grant of Performance Awards	14

10.2	Performance Goals	14

ARTICLE 11 QUALIFIED STOCK-BASED AWARDS		14

11.1	Options and Stock Appreciation Rights	14

11.2	Other Awards	14

11.3	Performance Goals	15

11.4	Inclusions and Exclusions from Performance Criteria	16

11.5	Certification of Performance Goals	16

11.6	Award Limits	16

ARTICLE 12 DIVIDEND EQUIVALENTS		16

12.1	Grant of Dividend Equivalents	16

ARTICLE 13 STOCK OR OTHER STOCK-BASED AWARDS		17

13.1	Grant of Stock or Other Stock-Based Awards	17

ARTICLE 14 PROVISIONS APPLICABLE TO AWARDS		17

14.1	Award Certificates	17

14.2	Form of Payment of Awards	17

14.3	Limits on Transfer	17

14.4	Beneficiaries	18

14.5	Stock Trading Restrictions	18

14.6	Acceleration upon Death or Disability	18

14.7	Effect of a Change in Control	18

14.8	Acceleration for Other Reasons	19

14.9	Forfeiture Events	20

14.10	Substitute Awards	20

ARTICLE 15 CHANGES IN CAPITAL STRUCTURE		20

15.1	Mandatory Adjustments	20

15.2	Discretionary Adjustments	21

15.3	General	21

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ARTICLE 16 AMENDMENT, MODIFICATION AND TERMINATION		21

16.1	Amendment, Modification and Termination	21

16.2	Awards Previously Granted	21

16.3	Compliance Amendments	22

ARTICLE 17 GENERAL PROVISIONS		22

17.1	Rights of Participants	22

17.2	Withholding	23

17.3	Special Provisions Related to Section 409A of the Code	23

17.4	Unfunded Status of Awards	25

17.5	Relationship to Other Benefits	25

17.6	Expenses	25

17.7	Titles and Headings	25

17.8	Gender and Number	25

17.9	Fractional Shares	25

17.10	Government and Other Regulations	25

17.11	Governing Law	26

17.12	Severability	26

17.13	No Limitations on Rights of Company	26

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Seacoast Banking Corporation of Florida

2013 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1.          GENERAL. The purpose of the Seacoast Banking Corporation of Florida 2013 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Seacoast Banking Corporation of Florida (the “Company”), by linking the personal interests of employees, officers, directors, consultants and advisors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors, consultants and advisors of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1.          DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)          “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)          “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)          “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)          “Beneficial Owner” shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act.

(e)          “Board” means the Board of Directors of the Company.

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(f)          “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Florida law.  The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g)          “Change in Control” means and includes the occurrence of any one of the following events:

(i)          during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)         any person becomes a Beneficial Owner, directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

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(iii)        the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

 (iv)        approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(h)          “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)          “Committee” means the committee of the Board described in Article 4.

(j)          “Company” means Seacoast Banking Corporation of Florida, a Florida corporation, or any successor corporation.

(k)          “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director, consultant or advisor of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, or (iii) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

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(l)          “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m)          “Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)          “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o)          “Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 12.

(p)          “Effective Date” has the meaning assigned such term in Section 3.1.

(q)          “Eligible Participant” means an employee (including a leased employee), officer, director, consultant or advisor of the Company or any Affiliate.

(r)          “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s)          “Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t)          “Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

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(u)          “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.

(v)         “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

(w)          “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x)          “Independent Directors” means those members of the Board of Directors who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed, (b) a “non-employee” director under Rule 16b-3 of the 1934 Act, and (c) an “outside” director under Section 162(m) of the Code.

(y)          “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(z)          “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(aa)         “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(bb)         “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(cc)         “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(dd)         “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(ee)         “Performance Award” means any award granted under the Plan pursuant to Article 10.

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(ff)         “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg)        “Plan” means the Seacoast Banking Corporation of Florida 2013 Incentive Plan, as amended from time to time.

(hh)        “Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii)         “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj)         “Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(kk)        “Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll)         “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(mm)      “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 15, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 15.

(nn)       “Stock” means the $0.10 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(oo)        “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(pp)        “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(qq)        “1933 Act” means the Securities Act of 1933, as amended from time to time.

(rr)         “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

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ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1.          EFFECTIVE DATE. Subject to the approval of the Plan by the Company’s shareholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2.          TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

ARTICLE 4

ADMINISTRATION

4.1.          COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation and Governance Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.          ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

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4.3.          AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

  (a)          Grant Awards;

  (b)          Designate Participants;

  (c)          Determine the type or types of Awards to be granted to each Participant;

  (d)          Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

  (e)          Determine the terms and conditions of any Award granted under the Plan;

  (f)          Prescribe the form of each Award Certificate, which need not be identical for each Participant;

  (g)          Decide all other matters that must be determined in connection with an Award;

  (h)          Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

  (i)          Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

  (j)          Amend the Plan or any Award Certificate as provided herein; and

  (k)          Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 5.4 hereof, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time that is approved and administered by a committee of the Board consisting solely of Independent Directors. The Committee may not make other discretionary grants hereunder to Non-Employee Directors.

4.4.          DELEGATION. The Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

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4.5.          INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1.          NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 6,500,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 4,000,000. From and after the Effective Date, no further awards shall be granted under the company’s 2000 Long-Term Incentive Plan or the Company’s 2008 Long-Term Incentive Plan (the “Prior Plans”) and the Prior Plans shall remain in effect only so long as awards granted thereunder shall remain outstanding.

5.2.          SHARE COUNTING. The maximum number of Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

  (a)          To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

  (b)          Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

  (c)          To the extent that the full number of Shares subject to a Performance Award is not issued by reason of failure to achieve maximum performance goals, the unearned Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

  (d)          Substitute Awards granted pursuant to Section 14.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

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  (e)          Subject to applicable Exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

  (f)          The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Option or SAR, or (iii) Shares repurchased on the open market with the proceeds of the exercise price of an Option.

5.3.          STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.          LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

  (a)          Options. The maximum aggregate number of Shares subject to Options granted under the Plan in any 12-month period to any one Participant shall be 1,000,000.

  (b)          SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be 1,000,000.

  (c)          Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying Awards of Restricted Stock or Restricted Stock Units granted under the Plan in any 12-month period to any one Participant shall be 1,000,000.

  (d)          Other Stock-Based Awards. The maximum aggregate number of Shares associated with Other Stock-Based Awards granted under the Plan in any 12-month period to any one Participant shall be 1,000,000.

  (e)          Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company shall be $1,000,000.

  (f)          Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award granted under the Plan in any 12-month period to any one Non-Employee Director shall be 1,000,000.

ARTICLE 6

ELIGIBILITY

6.1.          GENERAL. Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

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ARTICLE 7

STOCK OPTIONS

7.1.          GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

  (a)          EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.10) shall not be less than the Fair Market Value as of the Grant Date.

  (b)          PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, without the prior approval of shareholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, or otherwise, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option

  (c)          TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e), including a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

  (d)          PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made in, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

  (e)          EXERCISE TERM. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

  (f)          NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

  (g)          NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

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7.2.          INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1.          GRANT OF Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

  (a)          RIGHT TO PAYMENT. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

    (1)         The Fair Market Value of one Share on the date of exercise; over

    (2)         The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

  (b)          PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, without the prior approval of shareholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, or otherwise, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

  (c)          TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, including a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

  (d)          NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

  (e)          NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

  (f)          OTHER TERMS. All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

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ARTICLE 9

RESTRICTED STOCK, RESTRICTED STOCK UNITS

AND DEFERRED STOCK UNITS

9.1.          GRANT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2.          ISSUANCE AND RESTRICTIONS. Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3           DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), or (iii) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends with respect to Restricted Stock that is subject to performance-based vesting be paid or distributed until the performance-based vesting provisions of such Restricted Stock lapse.

9.4.          FORFEITURE. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

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9.5.          DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1.          GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2.          PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1.          OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2.          OTHER AWARDS. When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

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   — Revenue

   — Sales

   — Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

   — Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

   — Net income (before or after taxes, operating income or other income measures)

   — Cash (cash flow, cash generation or other cash measures)

   — Stock price or performance

   — Total shareholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

   — Economic value added

   — Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

   — Market share

   — Improvements in capital structure

   — Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

   — Business expansion or consolidation (acquisitions and divestitures)

   — Internal rate of return or increase in net present value

   — Productivity measures

   — Cost reduction measures

   — Strategic plan development and implementation

   — Customer measures (including changes in number of customers or households)

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

11.3.          PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

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11.4.          INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5.          CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 11.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

11.6.          AWARD LIMITS. Section 5.4 sets forth (i) the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards, and (ii) the maximum aggregate dollar amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any fiscal year of the Company.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1.          GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, or (ii) except in the case of Performance Awards, will be paid or distributed to the Participant as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents with respect to a Performance Award be paid or distributed until the performance-based vesting provisions of the Performance Award lapse.

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ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1.          GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1.          AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2.          FORM OF PAYMENT FOR AWARDS. At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3.          LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

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14.4.       BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.5.       STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6.       ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of a person’s Continuous Service by reason of death or Disability:

(i)           all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

(ii)          all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii)         the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination as follows:

(A)         if the date of termination occurs during the first half of the applicable performance period, all relevant performance goals will be deemed to have been achieved at the “target” level, and

(B)         if the date of termination occurs during the second half of the applicable performance period, then all relevant performance goals will be deemed to have been achieved at the “target” level or, if greater, the actual level of achievement of all relevant performance goals against target will be measured as of the end of the calendar quarter immediately preceding the date of termination.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7.        EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 14.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award.

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(a)          Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against target (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)          Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the greater of the “target” level or the actual level of achievement of all relevant performance goals against target measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8.       ACCELERATION FOR OTHER REASONS. Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

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14.9.          FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.10.        SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1.          MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, reverse stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

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15.2        DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying Stock, as of a specified date associated with the transaction (or the per-shares transaction price), over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3        GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1.       AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the shareholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

16.2.       AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)          Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award;

(b)          The original term of an Option or SAR may not be extended without the prior approval of the shareholders of the Company;

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(c)          Except as otherwise provided in Article 15, without the prior approval of the shareholders of the Company: (i) the exercise price or base price of an Option or SAR may not be reduced, directly or indirectly, (ii) an Option or SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(d)          No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

16.3.       COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1.       RIGHTS OF PARTICIPANTS.

(a)          No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)          Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director, at any time, nor confer upon any Participant any right to continue as an employee, officer, or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)          Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)          No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

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17.2.        WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3.        SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)          General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)          Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c)          Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

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(d)          Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant's death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e)          Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)          Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)          Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

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17.4.       UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5.       RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6.       EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7.       TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8.       GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9.       FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10.      GOVERNMENT AND OTHER REGULATIONS.

(a)          Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)          Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

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17.11.         GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Florida.

17.12.         SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13.         NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

* * * * *

The foregoing is hereby acknowledged as being the Seacoast Banking Corporation of Florida 2013 Incentive Plan as adopted by the Board on February 19, 2013 and by the shareholders on _____________, 2013.

SEACOAST BANKING Corporation
OF FLORIDA

By:

Name:

Its:

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Appendix B

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SEACOAST BANKING CORPORATION OF FLORIDA

(REVERSE STOCK SPLIT)

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

SEACOAST BANKING CORPORATION OF FLORIDA

SEACOAST BANKING CORPORATION OF FLORIDA, a corporation organized and existing under the laws of the State of Florida (the “Corporation”), in accordance with the provisions of Section 607.1006 of the Florida Business Corporation Act (the “FBCA”) thereof, hereby certifies:

I.

The name of the Corporation is “Seacoast Banking Corporation of Florida.”

II.

Upon the filing and effectiveness (the “Effective Time”) pursuant to the FBCA of these Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation, each [five][ten] (1) shares of the Corporation’s common stock, par value $0.10 per share, issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.10 per share, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of common stock shall be issued in connection with the Reverse Stock Split and any fractional share interests will be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the rounding up of the fractional share interests as described above.

At the Effective Time of the Reverse Stock Split, the authorized number of shares of Common Stock of the Corporation is reduced to [                  ] (2) shares. Section 4.01 of the Corporation’s Amended and Restated Articles of Incorporation has been amended to read in its entirety as follows:

4.01         General. The total number of shares of all classes of capital stock (“Shares”) which the Corporation shall have the authority to issue is [                  ](3) consisting of the following classes:

(1) [                  ] (2) Shares of common stock, $.10 par value per share (“Common Stock”); and

(2) 4,000,000 Shares of preferred stock, $.10 par value per share (“Preferred Stock”).

III.

The only voting group entitled to vote on the amendments contained in these Articles of Amendment was the holders of shares of Corporation’s common stock. These Articles of Amendment were duly adopted by the shareholders on [•], 2013 at the Corporation’s annual meeting of shareholders. The number of votes cast for the amendments above by the shareholders was sufficient for their approval.

1 As determined by the Board of Directors.

2 The total number of shares of Common Stock authorized will be reduced by the reverse stock split ratio determined by the Board of Directors.

3 The total number of shares of all class of stock authorized will be the sum of the number of shares of Common Stock authorized and the number of shares of Preferred Stock authorized.

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IN WITNESS WHEREOF, Seacoast Banking Corporation of Florida has caused these Articles of Amendment to be signed by Dennis S. Hudson, III, its Chairman and Chief Executive Officer, this ___ day of                .

SEACOAST BANKING CORPORATION OF FLORIDA

By:
Name: Dennis S. Hudson, III
Title: Chairman and Chief Executive Officer

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